                                    SUBLEASE

     THIS SUBLEASE (this "Sublease") is made effective as of November 1, 1996 (the "Effective Date") by Minet, Inc., a corporation organized under the laws of the State of New Jersey ("Sublandlord"), landlord"), and General Inc., a corporation organized under the laws of the State of New York ("Subtenant"), and Scott Kurnit, who is the President of Subtenant.

     WHEREAS, Two Twenty East Limited Partnership, as landlord ( such landlord including its successors m interest is referred to herein collectively as the "Landlord"), and Sublandlord, as tenant, catered into a Lease dated January 27, 1989, as amended by an Agreement Modifying Lease I dated November 26, 1990, an Agreement Modifying Lease II dated June 18, 1991, a letter agreement for short term space dated May 22, 1992 and a letter agreement for short term space dated November 3, 1992, (such lease, as amended is referred to herein as the "Master Lease", a true and correct copy of which is attached hereto as Exhibit A);

     WHEREAS, the Master Lease relates to premises located at The News Building, 220 East 42nd Street, New York, NY (the "Building");

     WHEREAS during the term of this Sublease, Sublandlord and Subtenant desire that Sublandlord sublease to Subtenant all right, title and interest of the Sublandlord in and to the premises referred to m the Master Lease as the "Additional Space" located on the twenty fourth floor of the Building, as shown on the floor plan attached to the Agreement Modifying Lease i dated November 26, 1990 (the "Sublet Premises"), a true and correct copy of which is attached hereto as Exhibit A-l, on the terms and conditions described in this Sublease; and

     WHEREAS, during the term of this Sublease, Sublandlord and Subtenant desire that Sublandlord sublicense to Subtenant all right, title and interest of the Sublandlord under the Master Lease in and to the "License" held by the Sublandlord in and to the "Electrical Equipment" and the "Licensed Areas", as such terms are defined in the Agreement Modifying Lease II dated June 18, 8, 1991, (collectively the "Sublandlord's License Rights") on the terms and conditions described in this Sublease;

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

     1.   The Sublet.

          (a) Sublandlord hereby subleases the Sublet Premises to Subtenant, and sublicenses the Sublandlord's License Rights to Subtenant, and Subtenant hereby subleases the Sublet Premises from Sublandlord, and sublicenses the Sublandlord's License Rights from Sublandlord, for a term commencing on the Effective Date and ending upon September 29, 2000, unless such term is terminated earlier in accordance with the teens hereof. In the event the Master Lease is terminated pursuant to its terms, then in such event, this Sublease shall automatically cease and terminate as of the date upon which the Master Lease is so terminated. The date that the term of this Sublease actually terminates is referred to herein as the "Termination Date".

          (b) During the term of this Sublease, Subtenant at its sole expense agrees to perform all of the responsibility and obligations of the Sublandlord under the Master Lease with respect to the Sublet Premises and the Sublandlord's License Rights other than the obligations of the Sublandlord under paragraphs 19, 38, 39, 42, 46(B), 52 and 57 of the Master Lease Without limiting the foregoing, Subtenant agrees to obtain an insurance policy or policies meeting the requirements of paragraph 57 of the Master Lease which shall include the Sublandlord, Landlord and such parties as Landlord may designate as additional insureds, with such limits as may reasonably be requested by the Landlord, from time to time, but not less than Three Million Dollars ($3,000,000) in respect to bodily injury or death arising out of any one occurrence. Subtenant shall deliver to Sublandlord a certificate of insurance evidencing the existence of such insurance on the Effective Date which meets the requirements of paragraph 57 of the Master Lease.

          (c) Subtenant agrees not to do, permit or suffer any act, or omit to take any action, or permit any condition or thing to occur or exist which would (i) violate or constitute a breach of or a default under the Master Lease; (ii) result in the termination of the Master Lease or (ii) cause any increase during the term of this Sublease in the Fixed Rent or the Additional Rent payable by the Sublandlord to the Landlord with respect to the Sublet Premises or the License including limitation any increase in the Fixed Rent or the Additional Rent payable by the Sublandlord to the Landlord with respect to the electric utility service provided by the Landlord for use in connection with the Sublet or Sublandlord's License Rights.

          (d) Except as may be inconsistent with the terms of this Sublease, all the terms and conditions of the Master Lease arc incorporated into this Sublease as through Subtenant were the Sublandlord under the Master Lease and Sublandlord were the Landlord under the Master Lease. Sublandlord will not be obligated to provide any services to Subtenant. Subtenant agrees to rely exclusively upon the Landlord for all services and the performance of all obligations which Landlord is required to provide or perform under the Master Lease In and for the benefit of the Sublet Premises and the Sublandlord's License Rights. Sublandlord makes no representation or warranty about the availability or adequacy of services required to be provided by the Landlord Subtenant agrees that Sublandlord shall not have any liability to the Subtenant of any kind whatsoever as a result of any act, failure to act or breach of any of the terms of the Master Lease committed by the Landlord with respect to the Sublet Premises or the Sublandlord's License Rights. During the term of this Sublease, Sublandlord agrees to use reasonable efforts to cooperate with Subtenant in requesting from the Landlord the services required to be provided by the Landlord in connection with the Sublet Premises and the Sublandlord Sublandlord's License Rights under the Master Lease. Subtenant agrees to promptly reimburse Sublandlord for any and all legal fees, disbursements and other costs which may be incurred by c Sublandlord in connection with any proceedings to enforce, or seer: damages based upon, the provisions of the Master Lease with respect to the Sublet

     Premises or the Sublandlord's License Rights If as a consequence of a failure by the Landlord to provide the services required to be provided by the Landlord in connection with the Sublet Premises or the Sublandlord License Rights under the Master Lease, the Landlord pays any award of damages to the Sublandlord, or in Landlord agrees to refund or reduce any sum, or portion thereof, paid or payable by the Sublandlord to the Landlord under the Master Lease, Sublandlord agrees to share such damages, refund or reduction with the Subtenant on an equitable basis mutually agreeable to the Sublandlord and the Subtenant"

          (e) This Sublease subject to the Master Lease. Subtenant has inspected the Sublet Premises and the Sublandlord's License Rights and is fully familiar and well acquainted with the layout and physical condition thereof and hereby agrees to take the same broom clean in its present condition "AS IS"; provided that Sublandlord agrees to remove the existing wall paper from the bathrooms on the twenty fourth floor ant freshly paint those bathrooms.

          (f) Sublandlord agrees to transfer ownership to Subtenant of the furniture owned by Sublandlord described on Exhibit B. which is physically located at the Sublet Premises on the Effective Date (the "Sublandlord Personal Property"). Subtenant agrees to take ownership and possession of the Sublandlord Personal Property "AS IS". SUBLANDLORD HEREBY DISCLAIMS ANY AND ALL WARRANTIES AS TO THE FITNESS, QUALITY AND/OR MERCHANTABILITY OF THE SUBLANDLORD PERSONAL PROPERTY. Subtenant agrees to assume any and all liabilities which may arise out of any use or disposal of the Sublandlord Personal Property from and after the Effective Date.

          (g) Subtenant agrees to use and occupy the Sublet Premises far executive or administrative offices commensurate with the character and dignity of the Building as a first class office building. Subject to the written consent of the Landlord and the Sublandlord which shall be requested in accordance with the procedures described in the Master Lease, Subtenant agrees that Subtenant shall be permitted no more than one (1 ) further subletting of all or any part of the Sublet Premises. Subtenant agrees that any part of the term of this Sublease, if any, which would extend beyond a date one day prior to the expiration or earlier termination of the term of the Master Lease shall be a nullify.

     2. Base Rent. Subtenant will pay Sublandlord as base rent for the Sublet Premises Nineteen Thousand and Eighty Seven Dollars and Eight Cents ($19,087.08) per mouth during the period beginning upon the day which is sixty days after the Effective Date and ending upon two year anniversary of the Effective Date. Subtenant will pay Sublandlord as base rent for the Sublet Premises Twenty One Thousand and Ninety Six Dollars and Twenty Five Cents ($21,096.25) per month during the period upon two year anniversary of the Effective Date and upon September, 29, 2000.

     3. Electricity. Subtenant will pay Sublandlord Three Thousand and Thirteen Dollars and Seventy Five Cents ($3013.75) per month, or any portion of a month, during the period beginning upon she Effective Date and ending upon September 29, 2000 as compensation for electric service provided to the Sublet Premises by the Landlord under Paragraph 46 of the Master Lease (the "Electricity Charge"). In the event that pursuant to the Master Lease elect electric current is no longer supplied to the Sublet Premises on a "rent inclusion" basis, Subtenant shall no longer be required to pay the Electricity Charge to the Sublandlord effective from the date of such change, and Subtenant shall be responsible for pa paying e for its own electricity.

     4. Cost Escalation Charges. Subtenant will pay Sublandlord a cost escalation charge of Three Hundred and One Dollars and Thirty Eight Cents ($301.38) per month during the period beginning upon the one year anniversary of the Effective Date "d ending upon two year anniversary of the Effective Date. Subtenant will pay Sublandlord a cost escalation charge of Six Hundred and Two Dollars and Seventy Five Cents ($602.75) per month during the period beginning upon the two year anniversary of the Effective Date and ending upon three year anniversary of the Effective Date. Subtenant will pay Sublandlord a cost escalation charge of Nine Hundred and Four Dollars and Thirteen Cents ($904.13) per month during the period beginning upon the three year anniversary of the Effective Date and ending upon September 29, 2000.

     5. Payments to Sublandlord. Subtenant agrees to pay all sums owing to the Sublandlord in advance, without notice, demand, of offset, or counterclaim, on the first day of each month at Sublandlord's address. If this Sublease requires the payment of any sum to the Sublandlord with respect to any period which begins on any day other than the first day of a month or ends on any day other than the last day of a month, all such sums owing to the Sublandlord will be prorated and paid to the Sublandlord on a per diem basis.

     6. Representations and Warranties by Subtenant. Subtenant represents and warrants to Sublandlord as follows:

          (a) Subtenant duly organized, validly existing and in good standing under the laws of the State of New York and has all powers, licenses and authority necessary No Third Party Beneficiaries. order to enter into and perform this Sublease.

          (b) The execution and delivery of this Sublease and the performance of the obligations contemplated hereby, have been duly authorized by all necessary action on the part of Subtenant

          (c) No authorization or approval or other action by, or notice to or filing with, any third party, governmental authority or regulatory body is required for the execution, delivery or performance of this Sublease by Subtenant

          (d) Except as provided in paragraph 1(b) of this Sublease, as of the Effective Date, Subtenant shall have obtained, and will maintain in full force and effect, such policy(ies) of insurance as arc required to be obtained by Sublandlord with respect to the Sublet Premises under the Master Lease naming Landlord and Sublandlord as additional on al insureds.

     7. Indemnification and Security Deposits. Subtenant agrees to indemnify Sublandlord against any and all loss, liability or expense (including but not limited to reasonable attorneys' fees and other costs of litigation and preparation for litigation and any amounts payable to the Landlord by the Sublandlord under paragraph 63 of the Master Lease) (collectively "Losses") which the Sublandlord may incur as a result of any of the following:

          (a) Subtenant' use, occupancy or control of the Sublet Premises and/or the Sublandlord's License Rights and any part thereof,

          (b) Any negligence on the part of the Subtenant or any of its agents, contractors, servants, employees, licensees or invitees;

          (c) Any accident, injury, or damage to any person or property or to e Sublet Premises or the "Electrical Equipment" or the "Licensed Areas", as such terms are defined in the Agreement Modifying Lease II dated June 18, 1991, occurring In or about the Sublet Premises "d/or in connection with Sublandlord's License Rights;

          (d) Any breach or inaccuracy of any covenant, representation or warranty made by Subtenant in this Sublease; and

          (e) Any failure on the part of Subtenant to vacate the Sublet Premises and/or the Sublandlord's License Rights and any part thereof upon the expiration of the term hereof in accordance No Third Party Beneficiaries. the terms of this Sublease.

     Without limiting the foregoing, on the dates indicated below, Subtenant agrees to pay to the Sublandlord the sums listed below by wire transfer of immediately available funds as security against any Losses which the Sublandlord may incur as a result of any of the matters described m clauses (a) through (e) above.

          (1) On the Effective Date, Subtenant agrees to pay to the Sublandlord the sum of Fifty Seven Thousand Two Hundred and Sixty One Dollars ant Twenty Four Cents ($57,261.24) as security against any Losses which the Sublandlord may incur as a result of any of the matters described in clauses (a) through (e) above;

          (2) On the one year anniversary of the Effective Date, Subtenant agrees to pay the Sublandlord the sum of Nineteen Thousand and Eighty Seven Dollars and Eight Cents ($19,087.08) as additional security against any Losses which the Sublandlord may incur as a result of any of the matters described in clauses (a) through (e) above; and

          (3) On the two year anniversary of the Effective Date, Subtenant agrees to pay to the Sublandlord the sum of Twenty One Thousand and Ninety Six Dollars ant Twenty Five Cents ($21,096.25) as additional security against any Losses which the Sublandlord may incur as a result of any of the matters described m clauses (a) through (c) above.

     The payments described al above are individually referred to herein as a "Security Deposit" and such payment are collectively referred to herein as the "Security Deposits." Sublandlord agrees to deposit the Security Deposits in a separate interest bearing bank account and to draw funds from such account only m accordance with the following. Subtenant agrees that Sublandlord may charge against and retain the Security Deposits together with any interest earned thereon, or a portion thereof, [v the extent required to reimburse Landlord for
an), "d all Losses which the Sublandlord may incur as a result of the matters described in clauses (a) through (c) above. Sublandlord agrees to return the remaining balance of the Security together with any interest earned thereon, to the Subtenant after the deduction of any charges permitted by this paragraph, if any, within thirty (30) days after the later of the l Termination Date or the date that Tenant vacates and surrenders the Sublet Premises and the Sublandlord's License Rights in accordance with the terms of this Sublease.

     At any time after the Effective Date, Tenant may deliver to the Sublandlord an irrevocable letter of credit (the "Letter of Credit") from a commercial bank with a branch No Third Party Beneficiaries. the Borough of Manhattan in the City of New York drawn to the Sublandlord in the amount of Ninety Seven Thousand Four Hundred and Forty Four Dollars and Fifty Seven Cents ($97,444.57) (the "Letter of Credit Amount") and Subtenant may request that Sublandlord return the Security Deposits, together with any interest earned thereon and minus any charges permitted by this Sublease, to the Subtenant in exchange for the delivery of the Letter of Credit to the Sublandlord Subtenant agrees that the Sublandlord shall not be required to accept the delivery of the Letter of Credit or to return the Security Deposits to the Subtenant unless the Letter of Credit is in all respects in form and substance satisfactory to the Sublandlord in its sole discretion. Without limiting, the foregoing, the Sublandlord shall not be required to accept the Letter of Credit or to return the Security Deposits unless (i) the bank issuing the Letter of Credit shall have a rating of at least "A" or better from Moody's or Standard & Poor's; (ii) the Letter of Credit states that the bank issuing the Letter of Credit agrees to make al I payments under the letter of credit with the bank's own fund and not with the funds of the Subtenant (iii) the Letter of Credit states that it shall not expire before the later of October 29, 2000 or the date that Tenant vacates and surrenders the Sublet Premises and the Sublandlord's License Rights in accordance with the terms of this Sublease; and (iv) the Letter of Credit states that the Sublandlord may draw funds under the Letter of Credit, from time to time until the later of October 29, 2000 or the date that Tenant vacates and surrenders the Sublet Premises and the Sublandlord's License Rights in accordance with the terms of this Sublease, to the extent required to reimburse Landlord for any and all Losses which the Sublandlord may incur as a result of the matter described in clauses (a) through (c) of paragraph 7 of this Sublease up to the Letter of Credit Amount

     8. Brokers. Sublandlord and Subtenant represent to each other that, in e negotiation of this Sublease, they dealt with no brokers other than Edward S. Gordon Company, Inc. and Jones Lang Wooton USA. Sublandlord agrees to pay to Edward S. Gordon Company, Inc. and Jones Lang Wooton USA, respectively, all commissions owning by Sublandlord to such parties. Sublandlord agrees to indemnity and hold harmless Subtenant from and against any and all Losses which the Subtenant may incur as a result of any breach of the representation made by Sublandlord in this paragraph 8. Subtenant agrees to indemnify and hold harmless Sublandlord from and against any and all Losses which the Sublandlord may incur as a result of any breach of the representation made by Subtenant in this paragraph .

     9. Entire Agreement. This Sublease contains the entire understanding of the parties and supersedes and terminates all prior agreements and understanding relating to the subject mallet hereof. This Sublease may not be charged or terminated orally or in any manner other than by an agreement in writing executed by the party against whom enforcement of the change or termination is sought

     10. WAIVER OF JURY TRIAL. EACH OF SUBLANDLORD AND SUBTENANT HEREBY IRREVOCABLY WAIVES ANY RIGHTS THAT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS SUBLEASE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING HERETO.

     11. No Third Party Beneficiaries. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer "on or to entitle any person other than the Landlord, Subtenant and Sublandlord, or their respective successors and assigns permitted hem by, to any claim, cause of action, remedy or right of any kind or to give any person, firm or corporation any rights or remedies under or by reason of this Sublease.

     12. Construction. The language used in this Sublease will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     13. Headings. The heading contained in this Sublease are for reference purposes only and shall not affect in any way the meaning or interpretation of this Sublease.

     14. Assignability. No party hereto assign this Sublease or any part hereof without the prior written consent of the other party. Except as otherwise provided herein, this Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assign

     15. Severability. Any term or provision of this Sublease which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to e extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Sublease in any other jurisdiction. If any provision of this Sublease is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     16. Governing Law. This Sublease shall be governed by ant construed accordance with the laws of the State of New York without regard to its rules of conflicts of laws.

     17. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, faxed, mailed by registered or certified mail (return receipt requested) or deposited for delivery with a reputable delivery service (such as Federal Express) to the respective party at the address set forth below for each party (or to such other individuals or addresses as a party may designate by notice given as provided herein):

                  If to Sublandlord:

                  Minet, Inc.
                  1114 Avenue of the Americas
                  New York, NY 10036
                  Attn: Francis Pionegro
                  Fax: (212) 782-6100

                  With a copy which shall not constitute notice to:

                  Ellen Perle, Esq.
                  General Counsel
                  Minet, Inc.
                  1114 14 Avenue of the Americas
                  New York, NY 10036
                  Fax: (212) 782-6100

                  If to Subtenant or Scott Kurnit:

                  General Internet Inc.
                  220 East 42nd Street
                  New York, NY 10017
                  Attn: Scott Kurnit and Robert Harris
                  Fax: c/o Frankfurt, Garbus Kelin & Selz at 212-593-9175

                  With a copy which shall not constitute notice to:

                  Frankfurt, Garbus Klein & Selz
                  488 Madison Avenue
                  New York, NY 10022
                  Attn: Robert G. Wise
                  Fax: 212-593-9175

     18. Counterparts. This Sublease may be executed in counterparts which together will constitute the same instrument This Sublease may be executed by manual signature transmitted electronically and any such signature will be deemed to be a manual execution.

     19. Conditions to Obligations of the Sublandlord. Subtenant agrees that the obligations of the Sublandlord hereunder are subject to the full and d complete satisfaction of each of the following conditions precedent.

     (a) On or prior to the Effective Date Subtenant shall have performed all of the covenants required to be performed by Subtenant on or prior to the Effective Date by this Sublease and the representations and warranties of Subtenant contained in this Sublease shall be true and correct on and as of the Effective Date. Without limiting the foregoing, on or prior to the Effective Date Subtenant shall have paid to Sublandlord the Security Deposit payable on the Effective Date in accordance with paragraph 7 of this Sublease.

     (b) On or prior to Effective Date, Sublandlord shall have received the written consent of the Landlord, including any successor or successors in interest of the Landlord, required to permit Sublandlord to sublease the Sublet Premises to Subtenant and to sublicense the Sublandlord's License Rights to Subtenant in accordance arc with the of Master Lease.

     (c) No injunction or order of any court or administrative agency of competent jurisdiction shall be in effect as of the Effective Date which restrains, prohibits or challenges in any way the consummation of the transactions contemplated hereby.

     (d) All proceedings to be taken in connection with the consummation of the transactions contemplated by this Sublease, and all documents incident thereto, shall be satisfactory in form and substance to Sublandlord and its counsel.

     In the event that any of the conditions stated above in this paragraph 19 are act fully and completely satisfied on or prior to the Effective Date, Subtenant agrees that Sublandlord may immediately cancel this Sublease by written notice to the Subtenant In the event that Sublandlord cancels this Sublease in accordance with this paragraph 19, Sublandlord and Subtenant shall be released from each "d every obligation and liability of any kind whatsoever to the other party with respect to this Sublease and/or any costs or expenses incurred by the other party in connection therewith and this Sublease shall be null and void and of no further force and effect of any kind whatsoever, provided that Sublandlord shall return the Security Deposit payable on the Effective Date to the Subtenant, but only if, and to the extent, that such Security Deposit was received by the Sublandlord.

     20. Conditions of the Subtenant. Sublandlord agrees that the obligations of the Subtenant hereunder are subject to the full and complete satisfaction of each of the following conditions precedent:

     (a) On or prior to the Effective Date, Sublandlord shall have received the written consent of the Landlord, including any successor or successors in interest of the Landlord, required to permit Sublandlord to sublease the Sublet Premises to Subtenant and to sublicense the Sublandlord's License Rights to Subtenant accordance with the tams of the Master Lease.

     (b) No injunction or order of any court any administrative agency of competent jurisdiction shall be in effect as of the Effective Date which restrains, prohibits or challenges in any way the consummation of the transactions contemplated hereby.

     In the event that any of the conditions stated above in this paragraph 20 are not fully and completely satisfied on or prior to the Effective Date, Subtenant may immediately cancel this Sublease by written notice to Sublandlord. In the event that Subtenant cancels this Sublease in accordance with this paragraph 20, Sublandlord and Subtenant shall be released from each and every obligation and liability of any kind whatsoever to the other party with respect to this Sublease and/or any costs or expenses incurred by the other party in connection therewith and this Sublease shall be null and void ant of no further force and effect of any kind whatsoever; provided the Sublandlord shall return the Security Deposit payable on the Effective Date to the

Subtenant, but only if, and to the extend, that such Security Deposit was received by the Sublandlord.

     21. "Good Guy" Provision: Scott Kurnit, who is the President of the Subtenant, agrees to indemnify and hold harmless Sublandlord against any and all loss, liability or expense (including but not limited to reasonable attorneys' fees and other costs of litigation and preparation for litigation and any amounts payable to the Landlord by the Sublandlord under paragraph 63 of the Master Lease) which the Sublandlord may incur as a result of any failure on the part of Subtenant to vacate the Sublet Premises and/or the Sublandlord's License Rights during any period following the earlier of (a) the "c which is sixty (60) days after the Termination Date or (b) the date which is sixty (60) days after the "e upon which Sublandlord gives Subtenant and Scott Kurnit a written demand that Subtenant vacate the Sublet Premises and surrender Subtenant's interest in end to the Sublandlord's License Rights based upon a default by the Subtenant in Subtenant's obligation to pay to Sublandlord the amounts payable under paragraphs 2, 3 or 4 of this Sublease which default remains uncured for a period of not less than sixty (60) says.

     IN WITNESS WHEREOF, Sublandlord, Subtenant and Scott Kurnit have executed this Sublease on the date first written above.

SUBLANDLORD                              SUBTENANT
Minet, Inc.                              General Internet Inc.


By: /s/ Robert G. Reidy                   By: /s/ Robert W. Harris
    ------------------------------------      --------------------
    Name:  Robert G. Reidy                    Name:  Robert W. Harris
    Title:  Vice President & Assistant        Title:  CFO
    Date:  October 29, 1996                   Date:  October 25, 1996


/s/ Scott Kurnit       10/25/96
------------------------------------
Scott Kurnit

Ellen Pearle, Esq.
October 21, 1996
Page 1



                                                                October 21, 1996

Ellen Pearle, Esq.
General Counsel
c/o Minet, Inc.
1114 Avenue of the Americas
New York, New York 10036

     RE: Consent to sublease a portion of the 24th floor, 220 East 42nd Street, New York, New York between Minet, Inc. as Sublessor and General Internet Inc. as Sublessee.

Dear Ms. Pearle:

220 News LLC having an office at 220 East 42nd Street, New York, New York ("Landlord"), consents to the Sublease ("Sublease") dated as of November 1, 1996, between Minet, Inc. having an office at 1114 Avenue of the Americas, New York, New York 10036 ("Tenant") and General Internet Inc. having an office at 220 East 42nd Street, New York, NY 10017 ("Sublessee"), a true copy of which has been submitted to the Landlord, covering space ("Space") described in the Sublease, being a portion of the 24th floor of the building known as 220 East 42nd Street, New York, New York, which is currently leased by Tenant by the lease dated January 27, 1989 as previously or hereafter amended ("Lease"), such consent being subject to and upon the following terms and conditions:

1. Nothing herein contained shall be construed to modify, waive, impair or affect any of the provisions, covenants, agreements, terms or conditions of the Lease, or to waive any breach thereof, or any rights of the Landlord against any person, firm, association or corporation liable or responsible for the performance thereof, or to enlarge or increase the Landlord's obligations or Tenant's rights under the Lease, and all provisions, covenants, agreements, terms and conditions of the Lease are hereby mutually declared to be in full force and effect.

2. Tenant shall be and remain liable and responsible for the due keeping, performance and observance of all the provisions, covenants, agreements, terms and conditions set forth in the Lease on the part of Tenant to be kept, performed and observed.

3. The Sublease (and all amendments, modifications, and extensions thereof) shall be subject and subordinate at all times to the Lease, and to all of the provisions, covenants, agreements, terms and conditions of the Lease.

4. Nothing herein contained shall be construed as a consent co, or approval or ratification by Landlord of, any of the particular provisions of the Sublease or as a representation or

Ellen Pearle, Esq.
October 21, 1996
Page 2



     warranty by Landlord. Landlord shall not be bound or estopped in any way by the provisions of the Sublease.

5. This consent shall not be construed as a consent by Landlord to, or as permitting, any other or further licensing or subletting by Tenant or any amendment of the Sublease, except as specifically provided in the Lease. Notwithstanding the foregoing, Landlord hereby consents to the sublicense of the "Sublandlord's License Rights," as such term is defined in the Sublease, from the Tenant to the Sublessee pursuant to the terms of the Lease.

6. Tenant agrees that it shall pay any brokerage commissions payable in connection with the Sublease and Landlord shall have no responsibility with respect thereto. Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any such brokerage commissions and all costs, expenses, liabilities in connection therewith, including, without limitation, attorneys' fees and expenses. The provisions of this Article shall survive the expiration or sooner termination of the Lease.

7. This consent shall not be construed as a consent by Landlord to any alterations to the Space by the Tenant or Sublessee. Notwithstanding anything to the contrary within the Sublease, all alterations to the Space must be authorized by the prior written consent of Landlord and performed in accordance with the terms of Article 3 of the Lease.

8. Notwithstanding anything to the contrary within the Sublease, in the event the Lease shall terminate for any reason prior to the stated expiration date, the Sublease shall also terminate on such date without any liability whatsoever on the part of Landlord to Tenant or Sublessee, except as provided in the Lease regarding Landlord defaults.

9. Tenant, pursuant to Article 53(E)(h) of the Lease, covenants to deliver to Landlord contemporaneously with the delivery of this Agreement to Landlord, a check or checks, subject to collection, made payable to the order of Landlord, in a sum equal to all reasonable costs and legal fees incurred by Landlord in connection with the granting of this consent.

Ellen Pearle, Esq.
October 21, 1996
Page 3



Kindly indicate your acceptance of our consent on the foregoing terms and conditions by signing a copy hereof and returning the same to the undersigned.

                            220 NEWS LLC, a New York limited liability company

                            By: Daily Planet LLC, a New York limited liability
                                company

                                By:      News East LLC, a New York limited
                                         liability company

                                         By:      /s/ Laurence Gluck
                                                  Laurence e Gluck
                                                  Managing Member

MINET, INC., a New Jersey
corporation


By: /s/ Robert G. Reidy
    Name:  Robert G. Reidy
    Title: Assistant Secretary and
           Vice President

                       TWO TWENTY EAST LIMITED PARTNERSHIP
                              c/o LaSalle Partners
                              220 East 42nd Street
                            New York, Hew York 10017


                                                                November 3, 1992


Minet Inc.
220 East 42nd Street
New York, Hew York  10017

            Re: Portion of the 22nd Floor
                The News Building

Gentlemen:

     Reference is made to that certain lease between the undersigned, as landlord, and you (formerly known as Minet International Professional Indemnity insurance Brokers, Inc.), as tenant, dated as of January 27, 1989 (the "Original Lease"), as amended by an Agreement Modifying Lease I dated as of November 26, 1990 (the "First Amendment') an Agreement Modifying Lease II dated as Of June 18, 1991 (the "Second Amendment") and a letter agreement dated May 22, 1992 (the `Letter Agreement ), covering the entire twenty-first (21st) and twenty-fourth
(24th) floors, as well as portions of the twenty-fifth (25th) and twenty-sixth
(26th) floors (the "Premises") in the building (the "Building") located at 220 East 42nd Street, New York, New York 10017 (the Original Lease, the First Amendment, the Second Amendment and the better Agreement, collectively, the "Lease.), as more particularly described in the Lease.

     This is to confirm our agreement with respect to your leasing of additional space in the Building on a short-term basis. Unless otherwise defined in this letter agreement, capitalized terms used herein shall have the meanings ascribed to them in the Lease.

     Effective for the period commencing on November 15, 1992 and ending on Hay 14, 1993 (the "Short Term Space Term") the portion of the 22nd floor of the Building, as shown on the floor plan annexed hereto as Exhibit A (the "Short Term Space") shall be added to and included in the Premises (as defined in the Lease). The leasing of the Short Term Space shall be subject to all of the terms and conditions of the Lease, except as otherwise herein provided.

     The Fixed Rent payable with respect so the Short Term Space (including any portion thereof payable for electric current) shell be $8,166.67 per month throughout the Short Term Space Term.

     Throughout the Short Term Space Term only, as the same may be extended as herein provided, the amount payable per annum se set forth in Article 46B of the Original Lease, as modified by the First Amendment, the Second Amendment and the Letter Agreement, shall increase by $10,500.00.

     You shell pay all items of Additional Rent provided for in the Lease with respect to the Short Tens Space, except that the provisions of Article 42 of the Original Lease shall not apply to the Short Term Space, except as provided below.

     Subject to our consent, which may be withheld in our absolute discretion, you any elect to extend the Short Term Space Term on a month-to-month basis, provided that we shall receive written notice of such election on or before April 15, 1993. In the event that the term c! the Lease with respect to the Short Term Space shell be so extended, it shall thereafter be terminable for any reason whatsoever, at either your or our option, upon 30 days' prior written notice to the other party hereto.

     In the event that the Short Term Space Term shall extend beyond Key 14, 1993, then notwithstanding anything herein to the contrary, with respect to the period from and after May 15, 19 93 through the date of termination of the Lease with respect to the Short Term Space, you shall pay Tenant `c Tax Payment and Tenant Tenant's Operating Payment as provided in Article 42 of the Original Lease, as modified loaf by Section 2(d)(iii) through 2(d)(v) Of the First Amendment c. well as the letter Agreement, with respect to the Short Term Space, except that, for purposes of calculating Tenant's Tax Payment end Tenant's Operating payment with respect to the Short Term Space only, (i) "Premises Area" as sot forth in Section 42A(a) of the Original Lease shall be deemed to mean 3,500 square feet; and (ii) "Tenant's Proportionate Share" as set forth in
Section 42A(b) of the Original Lease shall be deemed to be .3205%.

     We shell have no obligation to make any improvements to the Short Term Space to prepare the same for your occupancy or otherwise other than to (i) 1 ) patch and repaint the Short Term Space and (ii) replace any missing coiling tiles, light bulb and door knobs therein, using materials of Building standard quality, color and design.

     You hereby represent that you dealt with no broker or brokers other then LaSalle Partners and Jones Lang Wootton USA in the negotiation of this letter agreement and that you shall pay any commission earned by Jones Lang Wootton USA in connection herewith. You hereby indemnity us and agree to hold us harmless from sod against any loss, cost, damage, claim or liability arising cut of any inaccuracy or alleged inaccuracy of the above representations, including without limitation reasonable attorneys' fees. The provisions of this paragraph shall survive the expiration or earlier termination of this letter agreement.

     If we are unable to give possession of the Short Tem Space on the date set forth herein for any reason, we shall not be subject to any liability for failure to give possession on said date, and the validity of this agreement shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the Short Term Space Term. If, for any reason, Section 223-a of the Real Property Law shell be deemed applicable hereto, the parties agree that this paragraph is intended to be "an express provision to the contrary. for purposes of that statute.

     Except as herein modified, the Lease shall remain in full force and effect end, as herein modified, is hereby ratified and confirmed in all respects.

     This letter agreement may not be orally changed or terminated nor any of its provisions waived, unless by an agreement in writing signed by the party against whom enforcement of any change, termination or waiver is sought.

     This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, their respective legal representative, successors and assigns,

     Kindly acknowledge your agreement to the foregoing by signing this letter in the space below.

                             Very truly yours,

                             TWO TWENTY EAST LIMITED PARTNERSHIP

                             By: LaSalle Partners, Agent

                                 By: LaSalle Partners Incorporated, General
                                     Partner

                                   By:      /s/ Barbara Winter
                                      -------------------------------------
                                            Name:  Barbara Winter
                                            Title:  Vice President

ACKNOWLEDGED & AGREED TO:

MINET, INC.


By: /s/ Hubert F. Babinski
    ----------------------------------
    Name:    Hubert F. Babinski
    Title:   Executive Vice President

                                    [GRAPHIC OMITTED]

                       TWO TWENTY EAST LIMITED PARTNERSHIP
                              c/o LaSalle Partners
                              220 East 42nd Street
                            New York, Hew York 10017


                                                                    May 22, 1992


Minet Inc.
220 East 42nd Street
New York, Hew York  10017

                  Re:  Portion of the 22nd Floor
                       The News Building

Gentlemen:

     Reference is made to that certain lease, dated se of January 27, 1989 (the "Original Lease"), amended by an Agreement Modifying Lease dated as Of November 26, 1990 (the "First Amendment. ) and by an Agreement Modifying Lease II dated as of June 18, 1991 (the "Second Amendment"), between us, as landlord, and you, as tenant, covering the entire twenty-first (21st) end twenty-fourth (24th) floors, as well as a portion of the twenty-fifth (25th) floor (the "Premises") ) in the building (the "Building") located at 220 East 42nd Street, New York Hew York 10017 (the Original Lease, the First Amendment and the Second Amendment, collectively, the "Lease"), ), as more particularly described in the Lease.

     This is to confirm our agreement with respect to your leasing of additional space in the Building on a short-term basis. Unless otherwise defined in this letter agreement, capitalized terms used herein shall have the meanings ascribed to them in the Lease.

     Effective for the period commencing on May 15, 1992 and ending on November 14, 1992 (the "Short Term Space Term") the portion of the 26th floor of the Building, as shown on the floor plan annexed hereto as Exhibit A (the "Short Term space.) shell be added to and included in the Premises (as defined in the L Lease). ) . She leasing of the Short Term Space shall be subject to all of the terms and conditions of the Lease, except as otherwise he herein in provided.

     The Fixed Rent payable with respect to the Short Term Space (including any portion thereof payable for electric current) shall be $7,466.67 per month throughout the Short Term Space Term.

     Throughout the Short Term Space Term on only, as the same may be extended as herein provided, the amount allocable per annum as set forth in Article 46B of the original Lease as modified by the First Amendment and the Second . Amendment, shall increase by $9,600.00 to $101,104.50.

     You shall pay all items of Additional Rent provided for in the Lease with respect to the Short Term Space, except that the provisions of Article 42 of the Original Lease shall not apply to the Short Term Space, except as provided below.

     Subject to our consent, which may be withheld in our absolute discretion, you may elect to extend the Short Term Space Term on a month-to-month basis, provided that we shall receive written notice of such election on or before October 15, 1992. In the event that the term of the Lease with respect to the Short Term Space shall be so extended, it shall thereafter be terminable for any reason whatsoever, at either your or our option, upon 30 days' prior written notice to the other party hereto.

     In the event that the Short Term Space Term shall extend beyond December 31, 1992, then notwithstanding anything herein to the contrary, with respect to the period from and after January 1, 1993 through the date of termination of the Lease with respect to the Short Term Space, you shall pay Tenant's Tax Payment and Tenant's Operating Payment as provided in Article 42 of the Original Lease, as modified by Sections 2(d)(iii) through 2(d)(v) of the First Amendment, with respect to the Short Term Space, except that, for purposes of calculating Tenant's Tax Payment and Tenant Tenant's Operating Payment with respect to the Short Term Space only, (i) "Premises Area" as set forth in Section 42A(a) of the Original Lease shall be deemed to mean 3,200 square feet' and (ii) "Tenant's Proportionate Share. as ret forth in Article 42A(b) of the Original Lease shall be deemed to be .2930%.

     We shall have no obligation to make any improvements to the Short Term Space to prepare the same for your occupancy or otherwise other than to construct a partition and two doors of Building-standard materials and design as indicated on the plan attached hereto as Exhibit B.

     You hereby represent that you dealt with no broker or brokers other than LaSalle Partners and Jones Lang Wootton USA in the negotiation of this letter agreement and that no brokerage commission will be earned by Jones Lang Wootton use in connection herewith. You hereby indemnify us and agree to hold us harmless from and against any loss, cost, damage, claim or liability arising out of any inaccuracy or alleged inaccuracy of the above representations, including without limitation reasonable attorneys' fees. The provisions of this paragraph shall survive the expiration or earlier termination of this letter agreement.

     If we are unable to give possession of the Short Term Space on the date set forth herein for any reason, we shell not be subject to any liability for failure to give possession on said date, and the validity of this agreement shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the Short Term Space Term. If, for any reason, Section 223-a of the Real Property Law shall be deemed applicable hereto, the parties agree that this paragraph is intended to be tan express provision to the contrary for purposes of that statute.

     Except as herein modified. the Lease shall remain in full force and effect and, as herein modified, is hereby ratified and confirmed in all respects.

     This letter agreement may not be orally changed or terminated nor any of its provisions waived, unless by an agreement in writing signed by the party against whom enforcement of any change, termination or waiver is sought.

     This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, their respective legal representatives, successors and assigns.

     Kindly acknowledge your agreement to the foregoing by signing this letter in the space below.

                       Very truly yours,

                       TWO TWENTY EAST LIMITED PARTNERSHIP

                       By:      LaSalle Partners, Agent

                                By:      LaSalle Partners Incorporated, General
                                         Partner

                                         By:      /s/ Barbara Winter
                                                  -----------------------------
                                                  Name:  Barbara Winter
                                                  Title:  Vice President

ACKNOWLEDGED & AGREED TO:

MINET, INC.


By:      /s/ Hubert F. Babinski
         -----------------------------------
         Name:    Hubert F. Babinski
         Title:   Executive Vice President

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

                       TWO TWENTY EAST LIMITED PARTNERSHIP
                              c/o LaSalle Partners
                              220 East 42nd Street
                            New York, Hew York 10017


                                                                    May 22, 1992


Minet Inc.
220 East 42nd Street
New York, Hew York  10017

                  Re:  Portion of the 22nd Floor
                       The News Building

Gentlemen:

     Reference is made to that certain lease, dated se of January 27, 1989 (the "Original Lease"), amended by an Agreement Modifying Lease dated as Of November 26, 1990 (the "First Amendment. ) and by an Agreement Modifying Lease II dated as of June 18, 1991 (the "Second Amendment"), between us, as landlord, and you, as tenant, covering the entire twenty-first (21st) end twenty-fourth (24th) floors, as well as a portion of the twenty-fifth (25th) floor (the "Premises") ) in the building (the "Building") located at 220 East 42nd Street, New York Hew York 10017 (the Original Lease, the First Amendment and the Second Amendment, collectively, the "Lease"), ), as more particularly described in the Lease.

     This is to confirm our agreement with respect to your leasing of additional space in the Building on a short-term basis. Unless otherwise defined in this letter agreement, capitalized terms used herein shall have the meanings ascribed to them in the Lease.

     Effective for the period commencing on May 15, 1992 and ending on November 14, 1992 (the "Short Term Space Term") the portion of the 26th floor of the Building, as shown on the floor plan annexed hereto as Exhibit A (the "Short Term space.) shell be added to and included in the Premises (as defined in the L Lease). ) . She leasing of the Short Term Space shall be subject to all of the terms and conditions of the Lease, except as otherwise he herein in provided.

     The Fixed Rent payable with respect to the Short Term Space (including any portion thereof payable for electric current) shall be $7,466.67 per month throughout the Short Term Space Term.

     Throughout the Short Term Space Term on only, as the same may be extended as herein provided, the amount allocable per annum as set forth in Article 46B of the original Lease as modified by the First Amendment and the Second . Amendment, shall increase by $9,600.00 to $101,104.50.

     You shall pay all items of Additional Rent provided for in the Lease with respect to the Short Term Space, except that the provisions of Article 42 of the Original Lease shall not apply to the Short Term Space, except as provided below.

     Subject to our consent, which may be withheld in our absolute discretion, you may elect to extend the Short Term Space Term on a month-to-month basis, provided that we shall receive written notice of such election on or before October 15, 1992. In the event that the term of the Lease with respect to the Short Term Space shall be so extended, it shall thereafter be terminable for any reason whatsoever, at either your or our option, upon 30 days' prior written notice to the other party hereto.

     In the event that the Short Term Space Term shall extend beyond December 31, 1992, then notwithstanding anything herein to the contrary, with respect to the period from and after January 1, 1993 through the date of termination of the Lease with respect to the Short Term Space, you shall pay Tenant's Tax Payment and Tenant's Operating Payment as provided in Article 42 of the Original Lease, as modified by Sections 2(d)(iii) through 2(d)(v) of the First Amendment, with respect to the Short Term Space, except that, for purposes of calculating Tenant's Tax Payment and Tenant Tenant's Operating Payment with respect to the Short Term Space only, (i) "Premises Area" as set forth in Section 42A(a) of the Original Lease shall be deemed to mean 3,200 square feet' and (ii) "Tenant's Proportionate Share. as ret forth in Article 42A(b) of the Original Lease shall be deemed to be .2930%.

     We shall have no obligation to make any improvements to the Short Term Space to prepare the same for your occupancy or otherwise other than to construct a partition and two doors of Building-standard materials and design as indicated on the plan attached hereto as Exhibit B.

     You hereby represent that you dealt with no broker or brokers other than LaSalle Partners and Jones Lang Wootton USA in the negotiation of this letter agreement and that no brokerage commission will be earned by Jones Lang Wootton use in connection herewith. You hereby indemnify us and agree to hold us harmless from and against any loss, cost, damage, claim or liability arising out of any inaccuracy or alleged inaccuracy of the above representations, including without limitation reasonable attorneys' fees. The provisions of this paragraph shall survive the expiration or earlier termination of this letter agreement.

     If we are unable to give possession of the Short Term Space on the date set forth herein for any reason, we shell not be subject to any liability for failure to give possession on said date, and the validity of this agreement shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the Short Term Space Term. If, for any reason, Section 223-a of the Real Property Law shall be deemed applicable hereto, the parties agree that this paragraph is intended to be tan express provision to the contrary for purposes of that statute.

     Except as herein modified. the Lease shall remain in full force and effect and, as herein modified, is hereby ratified and confirmed in all respects.

     This letter agreement may not be orally changed or terminated nor any of its provisions waived, unless by an agreement in writing signed by the party against whom enforcement of any change, termination or waiver is sought.

     This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, their respective legal representatives, successors and assigns.

     Kindly acknowledge your agreement to the foregoing by signing this letter in the space below.

                       Very truly yours,

                       TWO TWENTY EAST LIMITED PARTNERSHIP

                       By:      LaSalle Partners, Agent

                                By:      LaSalle Partners Incorporated, General
                                         Partner

                                         By:      /s/ Barbara Winter
                                                  -----------------------------
                                                  Name:  Barbara Winter
                                                  Title:  Vice President

ACKNOWLEDGED & AGREED TO:

MINET, INC.


By:      /s/ Hubert F. Babinski
         -----------------------------------
         Name:    Hubert F. Babinski
         Title:   Executive Vice President

                                                                           FINAL
                                                                         1/25/89



                                      LEASE

                                     BETWEEN

                       TWO TWENTY EAST LIMITED PARTNERSHIP

                                       AND

                        MINET INTERNATIONAL PROFESSIONAL
                        INDEMNITY INSURANCE BROKERS, INC.

                                THE NEWS BUILDING
                              220 EAST 42ND STREET
                               NEW YORK, NEW YORK

                     STANDARD FORM OF OFFICE LEASE The Real
                         Estate Board of New York, Inc.

     AGREEMENT OF LEASE, made as of this 27th day of January 1989, between TWO TWENTY EAST LIMITED PARTNERSHIP, an Illinois limited partnership having an office c/o LaSalle Partners, 220 East 42nd Street, New York, 10017., party of the first part, hereinafter referred to as OWNER or Landlord and MINET INTERNATIONAL PROFESSIONAL INDEMNITY INSURANCE BROKERS, INC., a New Jersey corporation, having an office at 220 East 42nd Street, New York, New York 10017.

     Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner the premises (hereinafter referred to as "premises", demised premises", or "Premises") consisting of the entire 21st floor, as indicated on the floor plan annexed hereto as Exhibit A in the building known as The News Building, located at 220 East 42nd Street, New York, New York ("Building") in the Borough of Manhattan, City of New York, for a term ("term" or "Term") to commence on January , 1989 (the "Commencement Date") to end on June 30, 1999 (the "Expiration Date") (or until such term shall sooner cease and expire as hereinafter provided at an annual rental (hereinafter called "rent" or "Fixed Rent") as described in Article 38, together with all other sums of money as shall become due and payable by Tenant under this lease (hereinafter called "additional rent" or "Additional Rent") which payments Tenant agrees to make payable to LaSalle Partners, at Tenant's option, by check drawn on a bank which is a member of the New York Clearing House Association or by wire transfer of funds, which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

     In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner" predecessor in interest, Owner may at Owner" option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

     1. Rent: Tenant shall pay the rent as above and as hereinafter provided.

     2. Occupancy: Tenant shall use and occupy demised premised for executive or administrative offices of Tenant commensurate with the character and dignity of the building as a first class office building and for no other purpose.

     3. Tenant Alterations: Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals an certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a party, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner in Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense.

     4. Maintenance and Repairs: Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant. Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of tenant" fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilation systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

     5. Window Cleaning: Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

     6. Requirements of Law; Fire Insurance, Floor Loads: Prior to the commencement of the lease term, Tenant is then in possession, and at all times thereafter tenants, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, arising out of Tenant's particular use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's particular use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any party thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot areas which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance.

     7. Subordination: INTENTIONALLY OMITTED.

     8. Property - Loss, Damage, Reimbursement, Indemnity: Owner or its agents shall not be liable for any damage to property of tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi-public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up or permanently closed, darkened or bricked up, if required by laws for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney fees, paid suffered or incurred as a result of any breach by Tenant. Tenant's agents, contractors, employees, invitees or licensees of any covenant of condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors employees, invitees or licensees Tenant's liability under this lease extends to the acts and omissions of any sub-tenants and any agent, contractor, employee, invitee or licensee of any sub-tenant and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

     9. Destruction, Fire and Other Casualty: (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages therein shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the term shall be proportionate. If paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner, subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90m days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as fi such date were the date set forth above (or the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to landlord's rights and remedies against Tenant under the release provisions in effect prior to such terminations, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owners' control After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any once claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance with respect to waiver or subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto ore replace the same. (f) Tenant hereby waivers the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

     10. Eminent Domain: If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi-public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner , Tenant's entire interest in any such award.

     11. Assignment, Mortgage, Etc.: Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet or suffer or permit the demised premises or any party thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant shall be deemed an assignment. If this lease be assigned, of if the demised premises or any party thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

     12. Electric Current: INTENTIONALLY OMITTED.

     13. Access to Premises: Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time and at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits therein provided they are contained within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants. Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom. Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

     Whenever Landlord shall enter the demised premises to make such repairs, replacements or improvements, Landlord shall endeavor to provide Tenant with reasonable prior notice if, feasible (except in emergencies), shall take reasonable steps to minimize the inconvenience to Tenant that may arise therefrom and shall use reasonable efforts to minimize the amount of space in the demised premises which may be lost as a result of such repairs, replacements or improvements.

     14. Vault, Vault Space Area: No Vaults, vault space or areas, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

     15. Occupancy: Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.

     16. Bankruptcy: (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor: or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

          (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof Landlord shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be re-let by the Landlord for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

     17. Default: (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent, or if the demised premises becomes vacant or deserted, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant, or if this lease be rejected under Section 235 of Title 11 of the U.S. Code (bankruptcy code), or if Tenant shall fail to move into or take possession of the premises within fifteen (15) days after the commencement of the term of this lease, then in any one or more of such events, upon Owner serving a written ten (10) days notice upon Tenant specifying the nature of said default and upon the expiration of said ten
(10) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said ten (10) day period, and if Tenant shall not have diligently commenced during such default within such ten (10) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written three (3) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said three (3) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

          (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required and such default shall continue for ten (10) days; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

     18. Remedies of Owner and Waiver of Redemption: In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may be Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency of any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

     19. Fees and Expenses: If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceeding, then Tenant will reimburse Owner for such sums to be paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within five (5) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

     20. Building Alterations and Management: Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangements and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, towers or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

     21. No Representation by Owner: Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same herein a part were in good and satisfactory condition at the time such possession was so taken and that the Premises are substantially as shown on Exhibit A; unless, with respect to the demised premises, Tenant shall notify Landlord to the contrary within ten (10) days of Tenant's taking possession, in which event Landlord shall undertake to correct defects reasonably specified by Tenant, it being understood that nothing in this Article shall affect Tenant's obligation to pay Fixed Rent or Additional Rent hereunder. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

     22. End of Term: Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last days of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at non on the preceding business day.

     23. Quiet Enjoyment: Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 10 hereof and in the ground leases, underlying leases and mortgages hereinabove mentioned.

     24. Failure to Give Possession: If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or it the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession until after Owner shall have given Tenant written notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223 a of the New York Real Property Law.

     25. No Waiver: The failure of Owner to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

     26. Waiver of Trial by Jury: It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding, or counterclaims brought by either of the parties hereto against the other (except for personal injury or property damages) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant. Tenant's use of or occupancy of said premises, and any emergency statutory or other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4.

                  27. Inability to Perform: This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof or any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

     28. Bills and Notices: INTENTIONALLY OMITTED.

     29. Services Provided by Owners: INTENTIONALLY OMITTED.

     30. Captions: The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

     31. Definitions: The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or fore other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or as the owner of a lease of the building or of the land and building) of which the demised premises form a part of that in the event of any sale or sales of said land and building or of said building, the said Owner shall be and hereby is entirely freed and released of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties and the purchaser at any such sale, or the said lessee of the building, or of the land and building, that the purchaser of the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business day" as used in this lease shall exclude Saturdays, Sundays and holidays observed by the State or Federal Government as legal holidays and are designated as holidays by the applicable building service union employees serviced contract or by the applicable Operating Engineers contract with respect to HVAC service.

     32. Adjacent Excavation -- Shoring: If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises forms a ____________ injury or damage and to support the same by proper ___________ without any claim for damages or indemnity against Owner or _______________ or abatement of rent.

     33. Rules and Regulations: Tenant and Tenant's servants, employees, agents, visitors and licensees shall observe faithfully, and comply ___________ with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agent may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as

Owner may elect. In case Tenant disputes the reasonableness of any additional Rule and Regulation hereafter made or adopted by Owner or Owner's agents, the parties herein agree to submit the question of reasonableness of such Rule and Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties herein. The right to dispute the reasonableness of any additional Rule and Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

     34. Security: Tenant has deposited with Owner the sum of $39,326.83 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease: it is agreed that in the event Tenant defaults in respect of any of the terms , provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent. Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum ________________ as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in there-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall thereupon be released by Tenant from all liability for the return of such security: and Tenant agrees to look in the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

     35. Estoppel Certificate: Tenant, at any time, and from time to time, upon at least ten (10) days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect for, if there have been modifications, that the same is in full force and effect as modified and stating the modifications, stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

     36. Successors and Assignees: The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, _______, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

     IN WITNESS WHREOF, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:          TWO TWENTY EAST LIMITED PARTNERSHIP, an Illinois
                            limited partnership
------------------------
                            By:LaSalle Street Fund Incorporated, General Partner

                               By:/s/ Barbara Winter
                            ----------------------------------------
                                                      Vice President

Witness for Tenant:          MINET INTERNATIONAL
                             PROFESSIONAL INDEMNITY INSURANCE
                             BROKERS, INC.
------------------------
                             By:/s/ Michael Dangelo
                             --------------------------------------
                                                        Vice President

                                ACKNOWLEDGEMENTS


CORPORATE OWNER                                             CORPORATE TENANT
STATE OF NEW YORK ss:                                       STATE OF NEW YORK ss:
County of                                                   County of New York
     On this ___ day of __________, 19___, before me        On this 27th day of January, 1985, before me personally
personally came __________ to me known who being by me      came Michael Dangelo to me known who being by me duly
duly sworn did depose and say that he resides in            sworn did depose and say that he resides in __________
__________ that he is the ___________ of __________, the    that he is the Vice President of Minet International
corporation described in and which executed the foregoing   Professional Indemnity Insurance Brokers, Inc., the
instrument as OWNER that he knows the seal of said          corporation described in and which executed the
corporation, that the seal affixed to and in engagement     foregoing instrument as TENANT that he knows the seal
to such corporate seal that it was so affixed by order of   of said corporation, that the seal affixed to and in
the Board of Directors of said corporation and that he      engagement to such corporate seal that it was so
signed his name there by like orders.                       affixed by order of the Board of Directors of said
                                                            corporation and that he signed his name there by like
                                                            orders.

                                                            Wiliam Pyszcyamuka
                                                            Notary Public, State of New York
                                                            No. 4845658
                                                            Qualified in Suffolk County
                                                            Commission Expires Upon 10/3/89

INDIVIDUAL OWNER                                            INDIVIDUAL LEASE
STATE OF NEW YORK ss:                                       STATE OF NEW YORK ss:
County of                                                   County of

On this ___ day of __________, 19___, before me             On this ___ day of __________, 19___, before me
personally came __________ to me known and known to me to   personally came __________ to me known and known to me
be the individual __________ described in and who as        to be the individual __________ described in and who as
OWNER executed the foregoing instrument and acknowledged    TENANT executed the foregoing instrument and
to me that __________ he executed the same.                 acknowledged to me that __________ he executed the same.


                                    GUARANTY

     FOR VALUE RECEIVED, and in consideration for, and as an inducement in Owner making the within lease with Tenant, the undersigned guarantees to Owner, Owner's successors and assigns, the full performance and observance of all the covenants, conditions and agreements therein provided to be performed and observed by Tenant including the "Rules and

Regulations" as therein provided, without requiring any source of non-payment, non-performance, or non-observance, or proof of notice or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of the within lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this lease and during any period when Tenant is occupying the premises as a "statutory tenant". As a further inducement in Owner to make this lease and in consideration thereof, Owner and the undersigned covenant and agree that in any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the terms of this lease or of this guaranty that Owner and the undersigned shall and do hereby waive trail by jury.

                  Dated New York City __________, 19___.

WITNESS

STATE OF NEW YORK                   )
   County of                        )  ss

                  On this ______ day of __________, 19___, before me personally came __________ to me know and known to me to be the individual described in, and who executed the foregoing Guaranty and acknowledged to me that he executed the same.

                  Notary
                        -----------------------------
                  Residence
                           --------------------------
                  Business Address
                                  -------------------
                  Firm Name
                           --------------------------

                       RIDER ANNEXED TO AGREEMENT OF LEASE
             BETWEEN TWO TWENTY EAST LIMITED PARTNERSHIP (LANDLORD)
            AND MINET INTERNATIONAL PROFESSIONAL INDEMNITY INSURANCE
                             BROKERS, INC. (TENANT)

LANDLORD'S WORK:

     37. Landlord shall have no obligation to perform any work in, or make any alterations or improvements to, the Premises.

FIXED RENT AND PRORATION OF FIXED RENT:

     38. A. Commencing on the earlier of (a) the date occurring two (2) months after Tenant shall substantially complete the construction of all initial alterations and improvements (the "Initial Improvements") to the Premises or (b) July 1, 1989 (the earlier such date being the "Rent Commencement Date"), Tenant shall pay to Landlord in accordance with the terms of this Lease and without notice or demand, annual Fixed Rent (including any portion thereof payable for electric current as provided in Article 46) in the amount of $471,922 for the period from the Rent Commencement Date to June 30, 1994; and $484,381 for the period from July 1, 1994 to the Expiration Date.

          B. The Initial Improvements shall be deemed substantially complete notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed.

          C. If the Rent Commencement Date shall not occur on the first day of a calendar month, the Fixed Rent for such calendar month shall be prorated on a per diem basis, and Landlord shall credit the excess amount paid on the execution of this Lease toward the payment of Fixed Rent for the next succeeding calendar month.

LATE PAYMENT CHARGE:

     39. A. If Tenant shall fail to pay when due any installment or payment of Fixed Rent or Additional Rent for a period of ten (10) days after the date on which such installment or payment is due, Tenant shall pay interest thereon from the date due until the date paid at a rate ("Interest Rate") equal to the annual rate of two (2) percentage points above the rate then most recently announced by Citibank, N.A., New York, New York, or its successor, as its corporate base lending rate which rate may change from time to time during the term of this Lease, and such interest shall be deemed to be Additional Rent.

          B. If Tenant shall make any payments due hereunder by ordinary check, add that check shall be returned for insufficient funds or uncollected funds, or the account being closed, then Landlord shall not be obligated to accept any payment from or on behalf of Tenant other than by certified check or official bank check. If payment made by Tenant to Landlord shall be returned for any of the above reasons, there shall be an additional charge to Tenant of ten ($10.00) dollars.

RENT RESTRICTIONS:

     40. If the Fixed Rent or any Additional Rent shall be or become uncollectible by virtue of any law, governmental order or regulation, or direction of any public officer or body, Tenant shall enter into such agreement or agreements and take such other action (without additional expense to Tenant) as Landlord may request, as may be legally permissible, to permit Landlord to collect the maximum Fixed Rent and Additional Rent which may, from time to time during the continuance of such legal rent restriction be legally permissible, but not in excess or the amounts of Fixed Rent or Additional Rent payable under this Lease. Upon the termination of such legal rent restriction, (a) the Fixed Rent and Additional Rent, after such termination, shall become payable under this Lease in the amount of the Fixed Rent and Additional Rent set forth in this Lease for the period following such termination, and (b) Tenant shall pay to Landlord if legally permissible, an amount equal to (i) the Fixed Rent and Additional Rent which would have been paid pursuant to this Lease, but for such rent restriction, less (ii) the Fixed Rent and Additional Rent paid by Tenant to Landlord during the period that such rent restriction was in effect.

ARTICLE 41 - INTENTIONALLY OMITTED

ESCALATIONS:

     42.  A. Definitions as used herein:

          (a) The term "Premises Area" shall be deemed to mean 12,419 square feet.

          (b) The term "Tenant's Proportionate Share" shall mean 1.1373%.

          (c) "Landlord's Statement" shall mean an instrument containing a computation of Additional Rent due pursuant to the provisions of this Article furnished by Landlord to Tenant.

          (d) (i) The term "Base Tax Factor' shall mean the Taxes for the 1989/1990 Tax Year.

     (ii) The term "Taxes" shall mean (a) all real estate taxes, assessments (special or otherwise), sewer and water rents, rates and charges and any other governmental levies which may be assessed or levied upon all or any part of the Building and the land on which it is located and all appurtenances thereto (collectively, "Real Property'), whether or not the same constitute one or more tax lots, including any business improvement district fees or taxes imposed by any governmental or private entity, and (b) any expenses (including attorneys' fees and disbursements and experts and other witness' fees) incurred by Landlord in contesting any of the foregoing or the assessed valuation of all or any part of the Real Property; but "Taxes. shall not include any interest or penalties incurred by Landlord as a result of Landlord's late payment of Taxes, except for interest payable in connection with the installment payments of assessments pursuant to the next sentence. If by law any assessment may be divided and paid in annual installments, then for the purposes of this Article, (x) such assessment shall be deemed to have been so divided and to be payable in the maximum number of annual installments permitted by law and (y) there shall be deemed included in Taxes for each Tax Year the annual installment of such assessment becoming payable during such Tax Year, together with interest payable during such Tax Year on such annual installment and on all installments thereof becoming due as provided by law, all as if such assessment had been so divided. If at any time the methods of taxation prevailing on the date hereof shall be altered so that in lieu of or as an addition to or as a substitute for all or any part of the Taxes now assessed, levied or imposed upon all or any part of the Real Property, there shall be assessed, levied or imposed any other tax, assessment, levy, imposition, charge or license fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes; provided that any tax, assessment, levy, imposition or charge imposed on income from the Real Property shall be calculated as if the Real Property is the only asset of Landlord.

          (e) The term `Tax Year' shall mean the twelve (12) month period commencing July 1 of each year, or such other period of twelve (12) months as may be duly adopted as the fiscal year for real estate tax purposes in The City of New York.

          (f) The term `Escalation Year' shall mean each calendar year which shall include any part of the Term.

          (g) The term `Landlord's Base year shall mean the calendar year 1989.

          (h) The term "R.A.B." shall mean the Realty Advisory Board on Labor Relations, Incorporated, or its successor.

          (i) The term `Local 32B" shall mean Local 32B32J of the Building Service Employees International Union, AFLCIO, or its successor.

          (j) The term "Class A Office Buildings" shall mean the classification of office buildings most nearly comparable to the classification "Class A Buildings" in the current agreements between R.A.B. and Local 32B.

          (k) The term "Labor Rates" with respect to any Escalation year shall mean the regular average hourly wage rate required to be paid to Porters in Class A Office Buildings pursuant to any agreement between R.A.B. and Local 32B in effect during such Escalation Year, provided that if any such agreement shall require Porters to be regularly employed on days or during hours when overtime or other premium pay rates are in effect, then the term "regular average hourly wage rate" shall mean the regular average hourly wage rate for the hours in a calendar week which Porters are required to be regularly employed (whether or not actually at work in the Building), e.g., if as of November 1, 1983, an agreement between R.A.B. and Local 32B would require the regular employment of Porters for 40 hours during a calendar week at a regular hourly wage of $4.00 for the first 30 hours and at an overtime hourly average wage of $5.00 for the remaining 10 hours, then the regular average hourly wage rate under this Subsection, as of November 1, 1983, would be the sum arrived at by dividing the total weekly average wages of $170.00 by the total number of required hours of employment which is 40 and resulting in a regular average hourly wage rate of $4.25. The computation of the regular average hourly rate shall be on the same basis whether based on an hourly or other pay scale but predicated on the number of hours in such respective work weeks, whether paid by Landlord or any independent contractor. Such regular average hourly wage rate shall also be inclusive of the monetary value or cost of all payments or benefits of every nature and kind (including those required to be paid by the employer directly to taxing authorities or others because of the employment) including social security, unemployment and other similar taxes, and vacation pay, absent fund, birthdays. jury duty, medical checkup, relief time and other paid time-off, incentive pay, sick pay, accident, health and welfare insurance programs, pension plans, public liability insurance, guaranteed payment plans, and supplemental unemployment benefit programs of a similar or dissimilar nature, irrespective of whether they may be required by any Legal Requirement or otherwise. If there is no such agreement in effect from which such regular average hourly wage rate is determinable as of the date of any estimate of Tenant's Operating Payment pursuant to Section 42C or the date of any Landlord's Statement, the computations shall be made on the basis of the regular average hourly wage rate being paid by Landlord or by the contractor performing porter or cleaning services for Landlord as of the date of such Landlord's Statement and appropriate retroactive adjustments shall be made when the regular hourly wage rate is finally determined. If Labor Rates are discontinued or cease to be utilized as a method of calculating escalation payments in office leases in midtown Manhattan, Landlord shall have the right to substitute for Labor Rates a comparable escalation formula or index to compensate Landlord for Additional Rent payments it would have received were Labor Rates then utilized and continued as form of escalation.

          (l) The term "Porters" shall mean that classification of employee engaged in the general maintenance and operation of Class A Office Buildings most nearly comparable to the classification now applicable to porters in the current agreement between R.A.B. and Local 32B (which classification is presently termed "others" in said agreement).

          B. PAYMENTS TAX ESCALATIONS (a) If Taxes payable in any year falling wholly or partially within the Term shall be in such amount as shall constitute an increase above the Base Tax Factor, Tenant shall pay as Additional Rent for such Tax Year a sum ("Tenant's Tax Payment") equal to Tenant's Proportionate Share of such excess. Tenant s Tax Payment for each Tax Year shall be due and payable in two semi-annual installments on the first day of July and January during each Tax Year and shall be set forth; in the first instance, in a Landlord's Statement given to Tenant. If a Landlord's Statement is furnished to Tenant after the commencement of a Tax Year in respect of which such Landlord s Statement is rendered, Tenant shall, within 15 days thereafter, pay to Landlord an amount equal to the amount of any underpayment of Tenant's Tax Payment with respect to such Tax Year and, in the event of any overpayment, Landlord shall either pay to Tenant, or, at Landlord's election, credit against subsequent payments under this Section, the amount of Tenant's overpayment. If there shall be any increase in Taxes for any Tax Year, whether during or after such Tax Year, or if there shall be any decrease in the Taxes for any Tax Year during such Tax Year, Landlord may furnish a revised Landlord's Statement for such Tax Year, and Tenant `s Tax Payment for such Tax Year shall be adjusted and paid or credited or refunded, as the case may be, substantially in the same manner as provided in the preceding sentence. If during the Term, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to the Superior Lessee or the Superior Mortgagee), in full or in monthly, quarterly, or other installments on any other date or dates than as presently required, then Tenant's Tax Payments shall be correspondingly accelerated or revised so that said Tenant's Tax Payments are due at least thirty (30) days prior to the date payments are due to the taxing authorities or the Superior
Lessee or the Superior Mortgagee. The benefit of any discount for any early payment or prepayment of Taxes and of any tax exemption or abatement relating to all or any part of the Real Property shall accrue to Landlord and Tenant and shall be included in any computation of Taxes hereunder.

          (b) If the real estate tax fiscal year of The City of New York shall be changed at any time after the date hereof, any Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in such fiscal year included in the particular Tax Year for the purpose of making the computations under this Section.

          (c) If Landlord shall receive a refund of Taxes for any Tax Year, Landlord shall either pay to Tenant, or, at Landlord s election, credit against subsequent payments under this Section, Tenant s Proportionate Share of the refund, but not to exceed Tenant s Payment paid for such Tax Year. Nothing herein shall obligate Landlord to file any application or institute any proceeding seeking a reduction in Taxes or assessed valuation. Tenant agrees to cooperate fully with Landlord in prosecuting any such reduction, and Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, such appointment being coupled with an interest, in Tenant's name, place and stead, and on Tenant's behalf, to initiate, pursue, withdraw, settle or compromise any such application, proceedings or challenge that Tenant has or may have the right to bring.

          (d) Tenant's Tax Payment and any credits with respect thereto as provided in this Section shall be made as provided in this Section regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reasons of Tenant's diplomatic or other tax exempt status or for any other reason whatsoever.

          (e) Tenant shall pay to Landlord, as Additional Rent, upon notice given by Landlord accompanied by copies of pertinent tax bills, any occupancy tax or rent tax now in effect or hereafter enacted, if payable by Landlord in the first instance or hereinafter required to be paid by Landlord.

          (f) In the event of a termination of this Lease any Additional Rent under this Section shall be paid or adjusted within 30 days after submission of Landlord's Statement. In no event shall Fixed Rent ever be reduced by operation of this Section, and the rights and obligations of Landlord and Tenant under the provisions of this Section with respect to any Additional Rent shall survive the termination of this Lease.

          (g) Each Landlord's Statement furnished by Landlord with respect to Tenant's Tax Payment shall be accompanied by a copy of the real estate tax bill for the Tax Year referred to therein, but Landlord shall have no obligation to deliver more than one such copy of the real estate tax bill in respect of any Tax Year.

          C. TENANT'S OPERATING PAYMENT. (a) Tenant shall pay as Additional Rent for each Escalation Year an amount ("Tenant's Operating Payment") equal to the sum obtained by multiplying the number of square feet of the Premises Area by one times the number of cents (inclusive of any fractions of a cent) of any increase in Labor Rates above those in effect as of January 1 of Landlord's Base Year.

          (b) Landlord may furnish to Tenant, with respect to each Escalation Year, a written statement setting forth Landlord's estimate of Tenant's Operating Payment for such Escalation Year. Tenant shall pay to Landlord on the first day of each month during such Escalation Year an amount equal to one-twelfth of Landlord's estimate of Tenant's Operating Payment for such Escalation Year. If, however, Landlord shall furnish any such estimate for an Escalation Year subsequent to the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section in respect of the last month of the preceding Escalation Year; (b) promptly after such estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Landlord's estimate of Tenant's Operating Payment made for such Escalation Year were greater or less than the installments of Landlord's estimate of Tenant's Operating Payment made for such Escalation Year in accordance with such estimate, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within ten (10) days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall either refund to Tenant the amount thereof or, at Landlord's election, credit the amount thereof against subsequent payments under this Section; and
(c) on the first day of the month following the month in which such estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Escalation Year, Tenant shall pay to Landlord an amount equal to one-twelfth of Tenant's Operating Payment shown on such estimate. Landlord may at any time or from time to time (but not more than twice with respect to any Escalation Year) furnish to Tenant a revised statement of Landlord's estimate of Tenant's Operating Payment for such Escalation Year and in such case, Tenant's Operating Payment for such Escalation Year shall be adjusted and paid or refunded, as the case may be, substantially in the same manner as provided in the preceding sentence.

          (c) Promptly after the end of each Escalation Year, Landlord shall furnish to Tenant a Landlord's Statement for such Escalation year. If the Landlord's Statement shall show that the sums paid by Tenant under Section 42(C)(b) exceeded Tenant's Operating Payment required to be paid by Tenant for such Escalation Year, Landlord shall refund to Tenant the amount of such excess, or, at Landlord's election, with respect to any such surplus incurred and reflected in a Landlord's Statement during the Term of this Lease, Landlord shall credit the amount of such excess against subsequent payments of Fixed Rent or Additional Rent due under this Lease; and if the Landlord's Statement for such Escalation Year shall show that the sums so paid by Tenant were less than Tenant's Operating Payment paid by Tenant for such Escalation Year, Tenant shall pay the amount of such deficiency within ten (10) days after demand therefor.

          D. If the Commencement Date or the Expiration Date shall occur on a date other than January 1 or December 31, respectively, any Additional Rent under this Section for the Escalation Year in which such Commencement Date or Expiration Date shall occur shall be apportioned in that percentage which the number of days in the period from the Commencement Date to December 31 or from January 1 to the Expiration Date, as the case may be, both inclusive, shall bear to the total number of days in the event of a termination of this Rent under this Article shall be paid or adjusted within (30) days after submission of a Landlord

Statement. In no event shall Fixed Rent ever be reduced by operation of this Section and the rights and obligations of Landlord and Tenant under the provisions of this Article with respect to any Additional Rent shall survive the termination of this Lease.

          E. The computations of Additional Rent under this Article are intended to constitute a formula for an agreed rental adjustment and may or may not constitute an actual reimbursement to Landlord for costs and expenses paid by Landlord with respect to the Building.

          F. Landlord s failure to render Landlord's Statements for any Tax Year or Escalation Year shall not prejudice Landlord's right to thereafter render a Landlord's Statement with respect thereto or with respect to any subsequent Tax Year or Escalation Year, nor shall the rendering of a Landlord's Statement prejudice Landlord's right to thereafter render a corrected Landlord's Statement for that Tax Year or Escalation Year, as the case may be. Nothing therein Contained shall restrict Landlord from issuing a Landlord's Statement at any time there is an increase in Taxes or Labor Rates during any Tax Year or Escalation Year or any time thereafter.

          G. Each Landlord's Statement shall be conclusive and binding upon Tenant unless (a) within sixty (60) days after receipt of such Landlord's Statement Tenant shall notify Landlord that it disputes the correctness of Landlord's Statement specifying the particular respects in which Landlord's Statement is claimed to be incorrect. Tenant shall pay Additional Rent in accordance with the applicable Landlord's Statement, without prejudice to Tenant's position, and (b) if such dispute shall not be resolved within one hundred twenty (120) days after the giving of such Landlord's Statement, Tenant shall submit the dispute to arbitration in accordance with the applicable rules of the American Arbitration Association. If such dispute is ultimately determined in Tenant's favor, Landlord shall promptly after such determination pay to Tenant any amount as overpaid by Tenant.

ELEVATOR SERVICE:

          43. Landlord, at Landlord's expense, shall furnish necessary passenger elevator service on all days other than Saturdays, Sundays and days proclaimed as legal holidays by the State of New York, the Federal Government, the Building management, or unions involved in the operation of the Building ("Business Days") from 9:00 A.M. to 6:00 P.M. and shall have an elevator subject to call at all other times. Landlord shall not be required to furnish any operator service or automatic elevators. In the event Tenant shall require the use of the Building's service elevators for purposes not otherwise supplied by Landlord in accordance with this Lease or at any time other than those set forth above, Landlord shall provide a service elevator or passenger elevators, as the case may be, for the use of Tenant, provided Tenant gives Landlord reasonable notice of the time and use of such elevators to be made by Tenant and Tenant pays Landlord's usual and reasonable charge for the use thereof. Landlord shall have the right to change the operation or manner of operating any of the elevators in the Building and shall have the right to discontinue, temporarily or permanently, the use of any one or more cars in any of the banks of elevators provided reasonable passenger and freight elevator service is provided to the Premises.

HVAC:

          44. A. Landlord shall furnish and distribute to the Premises through the Building heating, air conditioning and ventilation system, heated, conditioned and outside air, at reasonable temperatures, pressures and degrees of humidity and in reasonable volumes and velocities (collectively, "heating, air conditioning and ventilation") on a year round basis, from 8,.00 A.M. to 6:00 P.M. on Business Days. Landlord and Tenant further agree to operate the heating, air conditioning and ventilating equipment in accordance with their design criteria unless a recognized energy conservation law, program, guideline, regulation or recommendation promulgated by any Federal, State, City or other governmental or quasi-governmental bureau, board, department, agency, office, commission or other subdivision thereof shall provide for any reduction in operations below said design criteria in which case such equipment shall be operated so as to provide reduced service in accordance with such law, program, guideline or regulation.

          B. If Tenant shall require heating, air conditioning and ventilation services other than during the hours provided for in Section A above (`after hours'), Landlord shall furnish after hours heating, air conditioning and ventilation service upon reasonable advance notice from Tenant, given prior to 2:00 P.M. and Tenant shall pay Landlord's then established charges therefor on Landlord's demand, as Additional Rent. If any of the other tenants of the Building shall request and receive after hours heating, air conditioning and ventilation service, pursuant to Landlord's obligation to provide the same to them, at the same time and utilizing the same system as Tenant, only that equitably prorated portion of the charge made by Landlord for such service shall be allocated to Tenant. Tenant shall not be charged for such after hours service in the event that Tenant does not request it.

          C. Notwithstanding the foregoing provisions of this Article 44, Landlord shall maintain those portions of the Premises used for normal office purposes at no more than 80(degree) FDB/50% RH when the outside ambient temperature is 95(degree) FDB/75(degree) FWB and no less than 70(degree) FDB when the outside ambient temperature is 0(degree)F. Landlord shall not be responsible (a) if the normal operation of the Building heating, air conditioning and ventilation system shall fail to provide heated and outside air at temperatures, pressures or degrees of humidity, or in volumes or velocities that accord with the standards provided for in Section 44A or this Section 44C,
(i) in any portion of the Premises which shall have an electrical load in excess of 2.8 watts (9.5 BTU/HR-SF2) per square foot of rentable area in the Premises for all purposes (including lighting and power)' or which shall have a human occupancy factor in excess of one (1) person per one hundred twenty-five (125) square feet of rentable area in the Premises (the average electrical load and human occupancy factors for which the Building air conditioning system is designed), or (ii) because of any rearrangement of partitioning or other improvements made or performed by or on behalf of Tenant or any person claiming through or under Tenant; or (b) for failure to meet such standards due to a substantial change in the outside weather conditions, provided the duration of such failure does not exceed the reasonable period required to adjust the heating, air-conditioning and ventilation system. Whenever such heating, air conditioning and ventilation system is in operation, Tenant agrees to cause all windows of the Premises to be kept closed, and to draw the blinds or other window coverings as may be necessary for the proper operation of such heating, air conditioning and ventilation system. Tenant agrees to cause all the windows of the Premises to be closed whenever the Premises are not occupied. Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, air conditioning and ventilation system. In addition to any and all other rights and remedies which Landlord may invoke for a violation or breach of any of the provisions of this Article 44, Landlord may discontinue furnishing services under this Article 44 during the period of such violation or breach, and such discontinuance shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or Landlord's agents. Tenant understands that any subsequent rearrangement of partitioning after initial installation which interferes with normal operation of said systems or the use of computer or data processing machines or other machines and equipment may require changes in said systems or in the ducts through which the same operate, and Tenant accordingly covenants and agrees that any changes so occasioned shall be made only with Landlord's prior consent and in accordance with the provisions of this Lease.

CLEANING:

          45. A. Provided Tenant shall keep the Premises in good order, Landlord, at Landlord's expense, shall cause the Premises, including the exterior and the interior of the windows thereof (subject to Tenant maintaining unrestricted access to such windows), but excluding any portions of the Premises used for the storage, preparation, service or consumption of food or beverages, to be cleaned, substantially in accordance with the standards set forth in Exhibit C annexed hereto. Tenant shall pay to Landlord on demand Landlord's charges for cleaning work in the Premises or the Building required because of
(i) misuse or neglect on the part of Tenant or its agents, employees, contractors, subcontractors or visitors, (ii) use of portions of the Premises for preparation, serving, or consumption of food or beverages, data processing or computer operations, private lavatories or toilets, or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) interior glass surfaces, (iv) non-building standard materials or finishes installed by Tenant or at its request and (v) increases in frequency or scope in any of the items set forth on Exhibit C as shall have been requested by Tenant. Tenant shall also pay to Landlord on demand, Landlord's charges for removal from the Premises and the Building of (i) so much of any refuse and rubbish of Tenant as shall exceed that normally accumulated daily in the routine of ordinary business office occupancy and (ii) all of the refuse and rubbish of Tenant s machines and of any eating facilities requiring special handling. Landlord and its cleaning contractor and their employees shall have access to the Premises at all times except between 8:00 A.M. and 5:30 P.M. on Business Days and, to the extent that it will not unreasonably interfere with the operation of Tenant's business, during business hours, and the use of Tenant's light, power and water in the Premises as may be reasonably required for the purpose of cleaning the Premises.

          B. If Tenant is permitted hereunder to and does have a separate area for the storage, preparation, service or consumption of food or beverages in the Premises, Landlord, at Tenant s expense, shall cause all portions of the Premises so used to be cleaned daily in a manner satisfactory to Landlord, and to be exterminated against infestation by vermin, roaches or rodents regularly and, in addition, whenever there shall be evidence of any infestation.

          C. The cleaning services required to be furnished by Landlord pursuant to this Section may be furnished by a contractor or contractors employed by Landlord, and Tenant agrees that Landlord shall not be deemed in default of any of its obligations under this Article 45 unless such default shall continue for an unreasonable period of time after notice from Tenant to Landlord setting forth the specific nature of such default.

ELECTRICITY:

      46. A. Landlord, at its expense, subject to the provisions of this Article, shall furnish Tenant with all electrical energy reasonably required in connection with the use and occupancy of the Premises. So long as the furnishing of such electrical energy is included in the Fixed Rent on a so-called "rent inclusion" basis in accordance with this Article 46, such in Landlord s services which shall not levy a special electrical energy on a meter is in accordance electrical energy shall be included are covered by Fixed Rent, and Landlord charge on Tenant by measuring such electrical or otherwise.

          B. The amount of Fixed Rent set forth above presently attributed to the furnishing of electrical energy is the annual sum of $37,257.00.

          C. Landlord will furnish electrical energy to Tenant in the Premises, for Tenant's reasonable use of normal office equipment and such lighting, electrical appliances and other machines and equipment as Landlord may reasonably permit to be installed in the Premises. At Landlord's option from time to time, an electrical engineer or utility consultant selected by Landlord shall make a survey of the electric lighting and power load to determine the average monthly electrical energy consumption in the Premises. Such determinations shall take into account, among other things, any special electrical requirements of Tenant and use by Tenant of electric energy at times other than business hours on Business Days. The findings of the engineer or consultant as to the proper Fixed Rent increase based on such average monthly electric consumption shall be binding upon the parties subject to adjustment as hereinafter provided. In no event shall the Fixed Rent or any portion of the Fixed Rent attributable to the furnishing of electrical energy ever be reduced by operation of this Section 46C. Any such increase resulting from a survey shall be effective, and shall be at the Electric Rate effective, as of the date the change of connected power load or electrical energy consumption occurred (as determined by Landlord's electrical consultant). The initial unpaid amount of such increase shall be paid within ten (10) days after Landlord furnishes Tenant with a statement thereof. Thereafter, each such increase (adjusted to a monthly basis) shall be added to the monthly installments of Fixed Rent.

          D. If the Electric Rates after the date hereof shall be increased or decreased, then the sum included in Fixed Rent by reason of this Article shall be increased or decreased, as the case may be, by the same percentage as such change in the Electric Rates, retroactive to the date of such increase or decrease in such Electric Rates, and the amount payable from the effective date of such increase to the last day of the month in which Tenant shall be billed therefor shall be paid within 10 days after Landlord furnishes Tenant with a statement thereof; provided that in no event shall Fixed Rent be reduced below the amount payable in accordance with this Lease.

          E. Tenant s use of electrical energy shall never exceed the capacity of the then existing feeders to the Building or the then existing risers or wiring installation. Any additional riser or risers to supply Tenant's electrical requirements and all other equipment proper and necessary in connection therewith upon request of Tenant will be installed by Landlord at Tenant's sole cost and expense, if in Landlord s judgment the same will not cause or create a hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants. Rigid conduit only will be allowed. In order to insure that such electrical capacity is not exceeded and to avert possible adverse effect upon the Building s electrical system, Tenant shall not, without the prior consent of Landlord, make or perform or permit any alteration to wiring installations or other electrical facilities in or serving the Premises or any additions to the electrical fixtures, business machines or office equipment or appliances (other than typewriters, personal computers, facsimile machines and similar low energy consuming office machines) in the Premises which utilize electrical energy. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant within ten (10) days after being billed therefor. Landlord, its agents and engineers and consultants may survey the electrical fixtures, appliances and equipment in the Premises and Tenant's use of electrical energy therein from time to time to determine whether Tenant is complying with its obligations under this Article 46. All such surveys shall be made at the sole cost and expense of Landlord. Each increase in the Fixed Rent under this Article 46 shall be effective on the date such additional electrical energy is made available to Tenant.

          F. In the event Tenant shall dispute any findings under this Article of the engineer or consultant designated by Landlord, Tenant may, within 30 days of receiving notice of such findings, designate by notice to Landlord an independent engineer or utility consultant to make, at Tenant's sole cost and expense, another determination of the increased average monthly electrical consumption or the value to Tenant of the potential additional energy to be made available to Tenant, as the case may be. If the electrical engineer or utility consultant selected by Tenant shall determine that such increased consumption or value, as the case may be, of such electrical energy is less than as determined by Landlord's engineer or consultant and the two are unable to adjust such difference within 20 days after the determination made by Tenant's engineer or consultant is delivered to Landlord, the dispute shall be resolved by arbitration in accordance with the rules of the American Arbitration Association. Pending a final determination pursuant to such arbitration however, Tenant shall pay to Landlord for such electrical energy based on the determination of Landlord's engineer or consultants; and if it is determined that Tenant has overpaid, Landlord shall reimburse Tenant for any overpayment at the conclusion of such arbitration. In any such arbitration, the third arbitrator to be appointed shall be an electrical engineer having at least five years experience in similar matters in New York City. If Tenant shall not dispute the findings as provided in this Section, the determination by Landlord's engineer or consultants shall be deemed final and conclusive In no event shall the Fixed Rent or any portion thereof attributable to the furnishing of electrical energy ever be reduced by operation of this Section 46F.

          G. Landlord shall have no liability to Tenant for any loss, damage or expense which Tenant may sustain or incur by reason of any change, failure, inadequacy or defect in the supply or character of the electrical energy furnished to the Premises or if the quantity or character of the electrical energy is no longer available or suitable for Tenant's requirements except for any actual damage suffered by Tenant by reason of any such failure, inadequacy or defect caused by Landlord's negligence, and then only after actual notice as provided in Article 61

          H. The term "Electric Rates" shall be deemed to mean the rates at which Landlord purchases electrical energy from the public utility supplying electrical service to the Building, including any surcharges or charges incurred or taxes payable by Landlord in connection therewith or increase or decrease thereof by reason of fuel adjustment or any substitutions for such Electric Rates or additions thereto.

          I. Provided that Landlord shall have similarly terminated the furnishing of electrical energy on a rent inclusion basis to substantially all other tenants in the Building who are furnished electrical energy on a rent inclusion basis, Landlord reserves the right to terminate the furnishing of electrical energy at any time, upon sixty (60) days. prior notice to Tenant or such shorter notice period as may be imposed by any Legal Requirement or Insurance Requirement (in which event Landlord will give Tenant such notice as is possible under the circumstances) If Landlord shall so discontinue the furnishing of electrical energy, (a) Tenant shall arrange to obtain electrical energy directly from the public utility company furnishing electrical energy to the Building, (b) Landlord shall permit the existing feeders, risers, wiring and other electrical facilities serving the Premises to be used by Tenant for such purpose to the extent that they are available, suitable, legally permissible and clean, (c) from and after the effective date of such discontinuance Landlord shall not be obligated to furnish electrical energy to Tenant, and the Fixed Rent payable under this Lease shall be reduced to the amount which would have been then payable as Fixed Rent as of such date but for the amount included therein pursuant to Section 46(B) attributable to the furnishing of electrical energy (as such amount may have been adjusted), (d) this Lease shall otherwise remain in full force and effect and such discontinuance shall be without liability of Landlord to Tenant except that Tenant shall be entitled to the abatement or diminution of rent expressly provided in this Section and (e) if Landlord shall discontinue the furnishing of electrical energy as a result of any Legal Requirement or Insurance Requirement Landlord shall, at Tenant s expense, install at locations in the Building selected by Landlord and maintain any necessary electrical meter equipment, panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electrical energy directly from the public utility supplying the same, otherwise Landlord shall pay the cost of the same. Notwithstanding the foregoing, Landlord shall endeavor to continue to provide Tenant with electrical energy on a rent inclusion basis until such time as Tenant shall commence receiving direct electrical service. Landlord, at its option, before commencing any work to be paid by Tenant hereunder or at any time thereafter, may require Tenant to furnish to Landlord such security, whether by surety bond issued by a corporation satisfactory to Landlord in form and amount and licensed to do business in New York State or otherwise as Landlord shall deem necessary to assure the payment for such work by Tenant.

          J. In the event Landlord elects to purchase capital equipment or make other capital expenditures to reduce Landlord's cost of electricity, Landlord shall receive the full benefit of such capital expenditure, and Tenant shall continue to pay Fixed Rent for electricity, such Fixed Rent to be calculated as hereinabove described, without regard to the fact that Landlord has reduced its cost of electricity by virtue of such capital expenditure.

WATER:

          47. Landlord shall supply reasonably adequate quantities of hot and cold water to a point or points on the floor on which the Premises are located for ordinary lavatory and drinking purposes. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory or drinking purposes, Landlord may install a water meter and thereby measure Tenant's consumption of water for all purposes. Tenant shall pay to Landlord the cost of any such meter and its installation, and Tenant, at Tenant's sole cost and expense, shall keep any such meter and any such equipment in good working order and repair. Tenant agrees to pay for water consumed as shown on such meter, and sewer charges thereon, as and when bills are rendered.

INTERRUPTION OF SERVICES;
HOURS OF BUILDING OPERATION:

          48. Landlord reserves the right to stop the service of the elevator, plumbing, electrical, HVAC, sanitary or mechanical or other service or utility systems of the Building when necessary by reason of accident, emergency or mechanical breakdown, requirements of law, or any cause beyond Landlord s reasonable control, or for repairs, alterations, replacements or improvements, which, in the judgment of Landlord, are desirable or necessary, until the reason for such stoppage shall have been eliminated. Landlord shall have no responsibility or liability to Tenant for failure to supply any such service or system during such period, except that, if (i) any such failure shall involve an interruption of such services to the Premises, (ii) Tenant shall have given Landlord notice of such interruption, and (iii) such interruption shall continue for ten (10) consecutive days after Tenant shall have given such notice, then, commencing on the eleventh consecutive day of such interruption, the Fixed Rent and Additional Rent due hereunder shall be equitably abated on a per diem basis until such interruption shall be corrected.

ARTICLE 49 - INTENTIONALLY OMITTED

DESIGNATED SUPPLIERS:

          50. A. Only Landlord or any one or more persons, firms or corporations authorized in writing by Landlord shall be permitted to furnish laundry, linen, towels, bootblacking, barbering, plant care, drinking water, ice and other similar supplies and services to tenants and occupants of the Building. Landlord may fix, in its absolute discretion, at any time and from time to time, the hours during which and the regulations under which such supplies and services are to be furnished. However, Tenant and its regular office employees may personally bring food or beverages into the Building for consumption within the Premises solely by Tenant, its regular office employees and invitees. In all events, all food and beverages shall be carried in closed containers.

          B. Only Landlord or any one or more persons, firms or corporations authorized in writing by Landlord shall be permitted to act as maintenance contractor for any waxing, polishing, lamp replacement, cleaning and maintenance work in the Premises. Nothing herein contained shall prohibit Tenant from performing such work for itself by use of its regular employees. Landlord may fix, in its absolute discretion, at any time and from time to time, the hours during which and regulations under which such services are to be furnished. Landlord expressly reserves the right to exclude from the Building any person, firm or corporation attempting to furnish any of such services, but not so authorized by Landlord.

          C. Only Landlord or any one or more persons, firms or corporations, authorized in writing by Landlord shall be permitted to act as contractor or subcontractor for any work to be performed in accordance with Article 3 of this Lease. Landlord expressly reserves the right to act as or to designate, at any time and from time to time, an exclusive construction ` contractor, and Landlord expressly reserves the right to exclude from the Building any person, firm or corporation attempting to act as construction contractor in violation hereof. In the event Tenant shall employ any contractor permitted by this Article 50, such contractor and any subcontractor shall agree to employ only such materials and such labor as will not result in labor disputes, strikes or jurisdictional disputes with other contractors, mechanics, or laborers engaged by Tenant, Landlord or others. Tenant, upon demand of Landlord, shall cause all materials, contractors, mechanics or laborers causing such difficulty, strike or dispute to leave or be removed from the Building immediately Landlord agrees that such contractor or subcontractor shall have reasonable use of the Building facilities. Tenant will inform Landlord in writing of the names of any contractor or subcontractor Tenant proposes to use in the Premises at least ten
(10) days prior to the beginning of work by such contractor or subcontractor.

NO ADDITIONAL SERVICES:

     51. Landlord shall not be required to furnish any other services except as expressly provided in this Lease.

BROKERAGE:

     52. Tenant and Landlord represent to each other that, in the negotiation of this Lease, they dealt with no broker or brokers other than LaSalle Partners and Coldwell Banker Commercial Real Estate Services. Each party hereby agrees to indemnify and hold the other party harmless from and against any and all claims, liabilities, suits, costs and expenses including reasonable attorneys' fees and disbursements arising cut of any inaccuracy or alleged inaccuracy of the above representation. Landlord shall have no liability for any brokerage commissions arising out of a sublease or assignment by Tenant. The provisions of this Article shall survive the expiration or sooner termination of this Lease.

SUBLETTING AND ASSIGNMENT:

     53.   A. Tenant may, without Landlord's consent:

          (a) Assign this Lease to a corporation or other business entity then having a net worth at least equal to that of Tenant prior to such merger, consolidation or transfer (herein called a "successor corporation.) into or with which, Tenant shall be merged or consolidated or to which substantially all of Tenant's assets may be transferred, provided that such successor corporation shall have effectively assumed all of Tenant's obligations and liabilities, including those under this Lease, by operation of law, or appropriate instrument of merger, consolidation or transfer;

          (b) Sublet any part(s) of the Premises to a corporation or other business entity (herein called a `related corporation.) which shall control, be controlled by, or be under common control with, Tenant, but only for so long as said sublessee shall control, be controlled by, or be under the common control with, Tenant;

          (c) Permit any related corporation of Tenant to use the Premises, or any part thereof, but only for so long as said occupant continues to be a related corporation; and

          (d) Assign this Lease to a related corporation of Tenant.

Tenant shall notify Landlord of each such assignment, sublease permit within ten
(10) days thereafter.

          B. Concurrently with assigning this Lease to a successor corporation, making a sublease to a related corporation, or permitting a related corporation to occupy all or part of the Premises, or assigning this Lease to a related corporation (all as set forth in (a), (b), (c) or (d) above, as the case may be), Tenant shall be required to submit proof that the successor corporation comes within the definition thereof, or that the sublessee, occupant or assignee is a related corporation, all in form reasonably satisfactory to Landlord. As used herein in defining related corporation, control must include over 50% of the stock or other voting interest of the controlled corporation, or other business entity. Similar proof that such sublessee, occupant or assignee continues to be a related corporation shall be furnished by Tenant to Landlord within fifteen (15) days after written request therefor.

          C. Notwithstanding anything contained in Article 11, but subject to the rights of Tenant under Section A above, in the event that, at any time or from time to time prior to or during the Term, Tenant shall desire to sublet all or part of the demised premises, Tenant shall submit to Landlord a written request for Landlord's consent to such subletting, which request shall contain or be accompanied by the following information: (1) the name and address of the proposed subtenant; (ii) a description identifying the space to be sublet; (iii) the terms and conditions of the proposed subletting; (iv) the nature and character of the business of the proposed subtenant and of its proposed use of the portion(s) of the demised premises proposed to be sublet; and (v) current financial information and any other information as Landlord may reasonably request with respect to the proposed subtenant. Landlord shall have the option, to be exercised by notice given to Tenant within thirty (30) days after the later of (a) receipt of Tenant `a request for consent or (b) receipt of such further information as Landlord may reasonably request pursuant to clause (v) above to obtain a sublet from Tenant of the portion(s) of the demised premises proposed to be sublet, including Tenant's leasehold improvements therein, upon the terms and conditions hereinafter set forth as of a date to be specified in said notice (the "Leaseback Date') which shall be not earlier then one (1) day before the effective date of the proposed subletting or later than forty-five
(45) days after said effective date, in which event Tenant shall deliver possession of such portion(s) of the demised premises to Landlord on or before the Leaseback Date.

          D. (a) If Landlord shall exercise its option, pursuant to Section C above to lease back the portion(s) of the demised premises to be sublet, together with all leasehold improvements made by Tenant therein (herein collectively called the Leaseback Area-

), Tenant shall be deemed automatically to have subleased the Leaseback Area to Landlord (herein sometimes called "Backleasing" or "Backlease") for the remaining balance of the term (the "Backlease Term') for Fixed Rent at the same annual rate applicable to such Leaseback Area, and with Additional Rent, all prorated to the Leaseback Area, and otherwise on the same terms, covenants and conditions, as are provided in this Lease, except such as by their nature or purport are inapplicable or inappropriate to such Backleasing or are inconsistent with the further provisions of the following Subsections of this
Article 53, which further provisions shall be deemed to be part of the terms, covenants and conditions of such Backleasing.

          (b) Landlord may underlet the Leaseback Area or parts thereof separately or in combinations, as Landlord sees fit. The Backlease may be assigned by Landlord to any person, including Tenant's proposed subtenant, without Tenant's consent but such assignment shall not be effective unless the transferee executes and delivers to Tenant a written agreement assuming all of Landlord's obligations under the Backlease, and in such event Landlord shall continue to be fully responsible jointly and severally with such assignee for all of Landlord's obligations under the Backlease. Tenant shall not be responsible for furnishing to the Leaseback Area or the occupants thereof any of the services undertaken in this Lease to be furnished by Landlord or for the making of any repairs or alterations, or the incurrence of any expense with respect to the Leaseback Area during the Backlease Term, but shall only make available that which it receives from Landlord. At the expiration or earlier termination of the Backlease Term, Landlord shall have no obligation to restore or alter or improve the Leaseback Area, and Tenant shall take possession of the Leaseback Area in the condition that the same shall then be in, provided only that all facilities necessary for the use and occupancy of the Leaseback Area, or any subdivisions thereof as they then exist, such as ceilings, lighting fixtures, electrical outlets, and heating, ventilating and air conditioning systems, shall be in place and in good working order subject to reasonable wear and tear, and the Leaseback Area shall be otherwise in good repair and tenantable condition for general office use subject to reasonable wear and tear.

          (c) Tenant shall furnish to Landlord or its assignee or subsubtenant under the Backlease any consents or approvals requested under the Backlease so long as (I) Landlord furnishes such consents or approvals to Tenant and (II) Tenant incurs no expense by reason of any such consent or approval.

          (d) At the request of either party, Landlord and Tenant shall mutually execute, acknowledge and deliver an instrument or instruments of sublease to confirm and separately set forth the demise, rent, terms, conditions and other provisions of the Backleasing of any Leaseback Area as may be appropriate.

          E. If Landlord shall not exercise any of its options under Section C above, Landlord shall not unreasonably withhold or delay its consent to the proposed subletting referred to in Tenant's notice given pursuant to Section C above, provided that the following further conditions shall be fulfilled:

          (a) there shall be no advertisement or public communication of any kind whatever relating to the proposed subletting which mentions or refers to a rental rate (but nothing herein contained shall be deemed to prohibit Tenant from negotiating or consummating a sublease at a lesser rate of rent) or to any other matter which directly or indirectly might adversely reflect on the dignity or prestige of the Building; without limiting the foregoing restrictions, no such advertisement or other public communication shall be released without Landlord's prior written approval, which shall not be unreasonably withheld or delayed;

          (b) no space shall be sublet to another tenant, or to a related corporation of any other tenant or to any other occupant of the Building, if Landlord shall then have available for rent comparable space in the Building;

          (c) no subletting shall be to a person or entity which has a financial standing, is of a character, is engaged in a business, or proposes to use the sublet premises in a manner not in keeping with the standards in such respects of the other tenancies in the Building;

          (d) the subletting shall be expressly subject to all of the obligations of Tenant under this Lease and, without limiting the generality of the foregoing, the sublease shall impose at least the same restrictions and conditions with respect to use as are contained in Article 2 and shall specifically provide that the proposed subtenant shall be permitted no more than one (1) further subletting of all or any part of the sublet premises;

          (e) that part, if any, of the term of any such sublease or any renewal or extension thereof which shall extend beyond a date one day prior to the expiration or earlier termination of the term shall be a nullity;

          (f) the subletting shall not have the effect, or give the utility serving the Building with electricity cause to claim, that Landlord will not be permitted to serve the demised premises or the portion thereof so sublet, or any of the other leased portions of the Building, with electricity, on a "rent inclusion' basis as provided for herein;

          (g) any such subletting will result in shore being no more than four
(4) occupants on the floor on which the premises to be sublet are situated other than Tenant;

          (h) Tenant shall pay all costs that may be incurred by Landlord in connection with said sublease, including the costs of making investigations as to the acceptability of a proposed subtenant and the reasonable fees of Landlord attorneys;

          (i) the proposed subtenant shall not be a person who was in active negotiations with Landlord for the rental of any space in the Building prior to Tenant Tenant's advertisement of the space for sublet;

          (j) Landlord shall be furnished with a duplicate original of the sublease within ten (10) days after the date of its execution;

          (k) Tenant shall pay to Landlord a sum equal to fifty (50%) percent of
(a) any Fixed Rent and Additional Rent or other consideration paid to Tenant by any subtenant which is in excess of the Fixed Rent and Additional Rent then being paid by Tenant to Landlord pursuant to the terms hereof, and (b) any other profit or gain realized by Tenant from any such subletting All sums payable hereunder by Tenant shall be paid to Landlord as additional rent immediately upon receipt thereof by Tenant. If only a part of the demised premises is sublet, then the rent paid therefor by Tenant to Landlord shall be deemed to be that fraction thereof that the area of said sublet space bears to the entire demised premises and

          (l) there shall be no default by Tenant under any of the terms, covenants and conditions of this Lease at the time that Landlord's consent to any such subletting is requested or on the date of the commencement of the term of any such proposed sublease.

          F. No assignment of this Lease shall be binding upon Landlord unless the assignee shall execute, acknowledge and deliver to Landlord (a) a duplicate original instrument of assignment in form and substance satisfactory to Landlord, duly executed by Tenant, and (b) an agreement, in form and substance satisfactory to Landlord, duly executed by the assignee, whereby the assignee shall unconditionally assume observance and performance of, and agree to be bound by all of the terms, covenants and conditions of this Lease on Tenant s part to be observed or performed, including, without limitation, the provisions of this Article 53 with respect to all future assignment.; but the failure or refusal of the assignee to execute or deliver such an agreement shall not release the assignee from its liability for the obligations of Tenant hereunder assumed by acceptance of the assignment of this Lease.

          G. If this Lease be assigned, whether or not in violation of the terms of this Lease, Landlord may collect rent from the assignee. If the demised premises or any part thereof be sublet or be used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant and expiration of Tenant's time to cure such default, if any, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Article 11 or this Article, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of Tenant.. obligations under this Lease. The consent by Landlord to an assignment, transfer, encumbering or subletting pursuant to any provision of this Lease shall not in any way be considered to relieve Tenant from obtaining the express prior consent of Landlord to any other or further assignment, transfer, encumbering or subletting. References in this Lease to use or occupancy by anyone other than Tenant shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees and others claiming under Tenant, immediately or remotely. The listing of any name other than that of Tenant on any door of the demised premises or on any directory or in any elevator in the Building, or otherwise, shall not operate to vest in the person so named any right or interest in this Lease or the demised premises, or be deemed to constitute, or serve as a substitute for, any consent of Landlord required under Article 11 or this Article, and it is understood that any such listing shall constitute a privilege extended by Landlord, revocable at Landlord's will by notice to Tenant. Tenant agrees to pay to Landlord reasonable attorneys fees and disbursements incurred by Landlord in connection with any proposed assignment of this Lease or any proposed subletting of the demised premises or any part thereof. Neither any assignment of this Lease nor any subletting, occupancy or use of the demised premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant, nor any application of any such rent as provided in this Article shall, under any circumstances except as set forth in Section A above, relieve, impair, release or discharge Tenant of its obligations fully to perform the terms of this Lease on Tenant's part to be performed.

          H. If Tenant or any assignee of Tenant is a corporation, the terms "assign" and "assignment" shall, for purposes of this lease, be deemed to include the transfer of a majority of the stock of Tenant or such assignee of Tenant.

          I. In the event Tenant desires to sublet the Premises or any portion thereof or assign this Lease, it shall designate Landlord or the then managing agent of the Building, at Landlord's option, as Tenant Tenant's exclusive agent for a period of at least six (6) months to effect such sublease or assignment and shall pay Landlord or such managing agent, as the case may be, a reasonable brokerage commission computed in accordance with the usual rates charged by Landlord or such managing agent.

ESTOPPEL CERTIFICATE:

     54. A. Tenant shall at any time and from time to time upon not less than ten (10) days' prior notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing in substantially the form set forth in Exhibit E attached hereto and made a part hereof which statement shall set forth the Commencement Date, the Expiration Date and the Fixed Rent and certifying (i) that this Lease is unmodified and in full force and effect (or if there has been any modification, that the same is in full force and effect as modified and stating the modification, (ii) the dates to which the Fixed Rent and Additional Rent have been paid in advance, if any, (iii) whether or not to the knowledge of Tenant, Landlord is in default in performance of any of its obligations under this Lease and, if so, specifying each such default of which Tenant may have knowledge, (iv) whether Tenant has accepted possession of the Premises, (v) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim, (vi) whether there exist any offsets or defenses against enforcement of any of the terms of this Lease upon the part of Tenant to be performed, and, if so, specifying the same, and (vii) such further information with respect to this Lease or the Premises as Landlord may reasonably request, it being intended that any such statement delivered pursuant hereto shall be binding upon Tenant and may be relied upon by Landlord and by any prospective purchaser of the Real Property and/or the Building or any part thereof or of the interest of Landlord in any part thereof, by any mortgagee or prospective mortgagee thereof, by any lessor or prospective lessor thereof, by any lessee or prospective lessee thereof, or by any prospective assignee of any mortgage thereof. The failure to deliver such statement within such time shall be conclusive upon the Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, there are no uncured defaults by Landlord and that not more than one (1) month's rental has been paid in advance, that the Tenant has accepted the Premises in their current condition and the Tenant shall be estopped from asserting any defaults against Landlord at that time.

          B. Tenant will furnish to Landlord: (a) within one hundred twenty
(120) days after the end of each fiscal year of Tenant and each guarantor of this Lease, respectively, annual consolidated financial statements (balance sheets and profit and loss statements) of Tenant and each guarantor, respectively, in comparative form, certified by an independent certified public accountant of recognized standing (selected by Tenant or such guarantor, as the case may be), if such certified statements are delivered to shareholders or any other party, and otherwise certified by the chief financial officer of Tenant or such guarantor, as the case may be; and (b) such other information regarding the condition (financial or otherwise) of Tenant and each guarantor as Landlord may reasonably request. Each financial statement of Tenant and each guarantor shall be accompanied by a certificate of its chief financial officer that (a) he has reviewed this Lease and has obtained no knowledge of any default hereunder or of any condition or event which, with notice or lapse of time or both, would constitute a default hereunder (or, if any such default, condition or event shall exist, the nature and period of existence thereof and the action to be taken by Tenant or such guarantor with respect thereto), and (b) no material adverse change in the business, condition (financial or otherwise), operations or prospects of Tenant or its affiliates or such guarantor or its affiliates has occurred during the period covered by such statement.

SUBORDINATION AND ATTORNMENT:

     55. A. This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to (a) all present and future ground leases, operating leases, superior leases, overriding underlying leases and grants of term of the land on which the Building stands ("Land") and the Building or any portion thereof (collectively, including the applicable items set forth in Subdivision
(d) of this Article 55, (the "Superior Lease"), (b) all mortgages and building loan agreements, including leasehold mortgages and spreader and consolidation agreements, which may now or hereafter affect the Land, the Building or the Superior Lease (collectively, including the applicable items set forth in Subdivisions (c) and (d) of this Article, the "Superior Mortgage") whether or not the Superior Mortgage shall also cover other lands or buildings or leases except that a mortgage on the Land only shall not be a Superior Mortgage so long as there is in effect a Superior Lease which is not subordinate to such mortgage, (c) each advance made or to be made under the Superior Mortgage, and
(d) all amendments, modifications, supplements, renewals, substitutions, refinancings and extensions of the Superior Lease and the Superior Mortgage and all spreaders and consolidations of the Superior Mortgage. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required. Tenant shall promptly execute and deliver, at its own expense, any instrument, in recordable form if requested, that Landlord, the Superior Lessor or the Superior Mortgagee may reasonably request to evidence such subordination; and if Tenant fail. to execute, acknowledge or deliver any such instrument within ten (10) days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver any such instruments for and on behalf of Tenant. The Superior Mortgagee may elect that this Lease shall have priority over its Superior Mortgage and, upon notification by the Superior Mortgagee to Tenant, this Lease shall be deemed to have priority over such Superior Mortgage, whether this Lease is dated prior to or subsequent to the date of such Superior Mortgage. If, in connection with the obtaining, continuing or renewing of financing for which the Building, Land or the interest of the lessee under the Superior Lease represents collateral, in whole or in part, the Superior Mortgagee shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not unreasonably withhold its consent thereto, provided that such modifications do not materially and adversely increase the obligations of Tenant hereunder, diminish the rights of Tenant under this Lease, or cause a change in Tenant's financial obligations hereunder.

          B. Landlord hereby notifies Tenant that this Lease may not be cancelled or surrendered, or modified or amended so as to reduce the rent, shorten the Term or adversely affect in any other respect to any material extent the rights of Landlord hereunder and that Landlord may not accept prepayments of any installments of rent except for prepayments in the nature of security for the performance of Tenant's obligations hereunder without the consent of any senior interest holder in each instance, except that said consent shall not be required to the institution of prosecution of any action or proceedings against Tenant by reason of a default on the part of Tenant under the terms of this Lease.

          C. If, at any time prior to the termination of this Lease, any senior interest holder or any other person or the successors or assigns of the foregoing (collectively referred to as "Successor Landlord") shall succeed to the rights of Landlord under this Lease, Tenant agrees, at the election and upon request of any such Successor Landlord, to fully and completely attorn to and recognize any such Successor Landlord, as Tenant's landlord under this Lease upon the then executory terms of this Lease; provided such Successor Landlord shall agree in writing to accept Tenant s attornment. The foregoing provisions of this Section shall inure to the benefit of any such Successor Landlord, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of the Superior Lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Upon the request of any such Successor Landlord, Tenant shall execute and deliver, from time to time, instruments satisfactory to any such Successor Landlord in recordable form if requested, to evidence and confirm the foregoing provisions of this Section, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Tenant hereby constitutes and appoints Landlord attorney-in-fact for Tenant to execute any such instrument, for twenty (20) days after notice, for and on behalf of Tenant, such appointment being coupled with an interest. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such Successor Landlord and Tenant upon all of the then executory terms of this Lease except that such "Successor Landlord shall not be (a) liable for any previous act or omission or negligence of Landlord under this Lease; (b) subject to any counterclaim, defense or offset, not expressly provided for in this Lease and asserted with reasonable promptness, which theretofore shall have accrued to Tenant against Landlord; or (c) bound by any previous modification or amendment of this Lease made after the granting of such senior interest, or by any previous prepayment of more than one month's rent, unless such modification or prepayment shall have been approved in writing by any senior interest holder through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease. Nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such owner, holder or lessee. Notwithstanding the foregoing, Landlord shall use its best efforts (without being obligated to incur any costs or expenses) to obtain a non-disturbance agreement running to the benefit of Tenant from any current or future Superior Lessor or Superior Mortgagee.

          D. If any act or omission by Landlord would give Tenant the right, immediately or after lapse of time, to cancel or terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until
(a) it shall have given written notice of such act or omission to each Superior Mortgagee and each Superior Lessor, whose name and address shall have previously been furnished to Tenant, by delivering notice of such act or omission addressed to each such party at its last address so furnished, (b) any period of time to which Landlord would be entitled under this Lease to remedy such act or omission shall have expired, (c) such Superior Lessor or Superior Mortgagee shall have become entitled under such senior interest to remedy the same, and (d) an additional period of sixty (60) days shall have elapsed (or' if such act or omission is not capable of being remedied in such 60 day period, any period of time necessary to remedy such act or omission shall have elapsed).

NON-LIABILITY AND INDEMNIFICATION:

     56. A. Neither Landlord nor Landlord's agents, officers, directors, shareholders, partners or principals (disclosed or undisclosed) shall be liable to Tenant or Tenant's agents, employees, contractors, invitees or licensees or any other occupant of the Premises, and Tenant shall save Landlord, any mortgagee of the Real Property and/or the Building and their respective agents, employees, contractors, officers, directors, shareholders, partners and principals (disclosed or undisclosed) harmless from any loss, cost, liability, claim, damage, expense (including reasonable attorneys fees and disbursements), penalty or fine incurred in connection with or arising from any injury to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any of Tenant s property or of the property of any other person, irrespective of the cause of such injury, damage or loss (including the acts or negligence of any tenant or of any owners or occupants of adjacent or neighboring property or caused by operations in construction of any private public or quasi-public work) unless due to the negligence of Landlord or Landlord's agents, it being understood that no property, other than such as might normally be brought upon or kept in the Premises as incidental to the reasonable use of the Premises for the purposes herein permitted will be brought upon or be kept in the Premises; provided, however, that even if due to any such negligence of Landlord or Landlord's agents, Tenant waives, to the full extent permitted by law, any claim for consequential damages in connection therewith and Landlord and Landlord s agents shall not be liable, to the extent of Tenant's insurance coverage, for any loss or damage to any person or property even if due to the negligence of Landlord or Landlord's agents. Any building employee to whom any Property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor Landlord's agents shall be liable for any loss of or damage to any such property by theft or otherwise.

     B. Neither any (a) performance by Landlord, Tenant or others of any repairs, alterations or improvements in or to the Real Property, Building or Premises, (b) failure of Landlord or others to make any such repairs or improvements, (c) damage to the Building, Premises or Tenant's property in the Premises, (d) any injury to any persons, caused by other tenants or persons in the Building, or by operations in the construction of any private, public or quasi-public work, or by any other cause, (e) latent defect in the Building or Premises, nor (f) inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business by reason of any of the events or occurrences referred to in the foregoing subdivisions (a) through (f) shall impose any liability on Landlord or Landlord's agents to Tenant, other than such liability as may be required or imposed upon Landlord by law for Landlord's negligence or the negligence of Landlord's agents in the operation or maintenance of the Building or for the breach by Landlord of any express covenant of this Lease on Landlord's part to be performed or observed.

     C. Tenant hereby indemnifies and agrees to hold Landlord harmless from and against any and all loss, cost, liability, claim, damage, fine, penalty and expense including reasonable attorneys' fees and disbursements in connection with or arising from (a) any default by Tenant in the performance or observance of any of the terms of this Lease on Tenant's part to be performed or observed, or (b) the use or occupancy of the Premises by Tenant or any person claiming under Tenant, or (c) any acts, omissions or negligence of Tenant or any such person, or the contractors, agents, employees, invitees or licensees of Tenant or any such person, in or about the Premises or the Real Property either prior to, during or after the expiration of, the Term. If any action or proceeding shall be brought against Landlord or Landlord's agents, or any mortgagee of the Real Property and/or the Building based upon any such claim and if Tenant, upon notice from Landlord, shall cause such action or' proceeding to be defended at Tenant's expense by counsel reasonably satisfactory to Landlord, without any disclaimer of liability by Tenant in connection with such claim, Tenant shall not be required to indemnify Landlord, Landlord's agents or mortgagee for attorneys fees and disbursements in connection with such action or proceeding.

          D. Tenant shall pay to Landlord as Additional Rent, within ten (10) days following rendition by Landlord to Tenant of bills or statements therefor, sums equal to all losses, costs, liabilities, claims, damages, fines, penalties and expenses referred to in Section C above.

          E. Notwithstanding anything to the contrary contained herein, Tenant shall look only to Landlord's estate in the Premises (or the proceeds thereof) for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or its agents, directors, officers, shareholders, partners or principals (disclosed or undisclosed) shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or under law or Tenant Tenant's use or occupancy of the Premises or any other liability of Landlord to Tenant.

          F. The provisions of this Article 56 shall survive the expiration or sooner termination of the term of this lease.

INSURANCE:

     57. Tenant shall maintain personal injury and property damage insurance, under a policy of general public liability insurance, with such limits as may reasonably be requested by Landlord from time to time, but not less than $5,000,000 in respect to bodily injury or death arising out of any one occurrence, and the policy or policies evidencing such insurance shall include Landlord and such parties as Landlord shall designate as an additional insured. All policies required to be maintained pursuant to the provisions of this Lease shall be issued by an insurance company or companies having a Best's rating of at least A/XII and authorized to do business in the State of New York. All policies required to be maintained pursuant to the provisions of this Lease shall have a written undertaking from the insurer to notify all insureds thereunder at least thirty (30) days prior to cancellation thereof. Upon request, Tenant shall furnish Landlord with a certificate of insurance evidencing any such policy or a certificate naming Landlord as an additional insured. Such certificate or certificates of insurance shall specifically have the indemnity clause referred to in Article 56(C) typed thereon evidencing that said "hold harmless" clause has been insured. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder entitling Landlord to exercise any or all of the remedies provided in this Lease in the event of Tenant's default.

Tenant shall procure, maintain and place such insurance and pay all premiums and charges therefor and upon failure to do so Landlord may, but shall not be obligated to, procure, maintain and place such insurance or make such payments, and in such event Tenant agrees to pay the amount thereof, plus interest at the Interest Rate, to Landlord on demand and said sum shall be in each instance collectible as Additional Rent on the first day of the month following the date of payment by Landlord.

USE OF COMMON AREAS:

     58. Tenant shall at no time leave any merchandise, supplies, materials or refuse in the hallways or other common portions of the Building or in any other area of the Building other than the demised premises. Tenant covenants that all garbage and refuse shall be kept in proper containers, securely covered, until removed from the Building so as to prevent the escape of objectionable fumes and odors and the spread of vermin, and Tenant further covenants that no refuse and/or garbage shall be permitted to remain on the sidewalks adjacent to the Building

REPEATED DEFAULTS:

     59. If Tenant shall default (i) in the timely payment of Fixed Rent or Additional Rent, and any such default shall continue beyond any applicable grace period and shall be repeated for three (3) consecutive months or for a total of five (5) months in any period of twelve (12) months or (ii) more than three (3) times in any period of six (6) months, in the performance of any other term of this Lease to be performed by Tenant, then, notwithstanding that such defaults shall be deemed to be deliberate and Landlord thereafter may serve the said three (3) days' notice of termination referred to in Article 17 upon Tenant without affording to Tenant an opportunity to cure such further default.

TRANSFER AFTER BANKRUPTCY:

     60. A. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. SS 101 et seq. (the "Bankruptcy Code"), any and all consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies and other consideration constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord.

          B. If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant then notice of such proposed assignment, setting forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person person's future performance under this Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant but in any event no later than ten

(10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

NOTICES:

     61. A. Notice shall be deemed to have been rendered or given on (a) the date delivered, if delivered by hand, (b) one (l) Business Day after the date mailed if mailed from outside the Borough of Manhattan by an overnight courier, or (c) three (3) Business Days after the date mailed, if mailed as hereinafter provided. Except as otherwise expressly provided in this Lease or by any legal requirement, every notice, demand, consent. approval, request or other communication (collectively "notices") which may be or is required to be given under this Lease or by law shall be in writing and shall be sent and addressed as follows:

          (a) If to Tenant, then, at the option of Landlord,

                  (i) sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed to Tenant's address at the Building with a copy to Olwine, Connelly, Chase, O'Donnell & Weyher, 299 Park Avenue, New York, New York 10171, Attn: Leonard
              J. Connolly, Esq. or to such other address as Tenant may designate for such purpose by like notice,

                  (ii) sent by an overnight delivery service (i.e., Federal
              Express or DHL) to Tenant, at the Premises or at the address to which a mailed notice would be sent pursuant to (i) above, or

                  (iii) delivered by hand to Tenant, at the Premises or at the address to which a mailed notice would be sent pursuant to (i) above,

          (b) If to Landlord, sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed to Landlord's address, to the attention of the Building Manager as set forth in this Lease with a copy to Richards and O'Neil, 885 Third Avenue, New York, New York 10022-4802, attention: Andrew L. Herz, Esq. or to such other or further address or addresses as Landlord may designate for such purpose by like notice; or

          (c) If to any other person, sent by registered or certified mail, return receipt requested and postage prepaid addressed to such person's last known principal address or to such other address as such person may designate to Landlord and Tenant as its address for such purpose by like notice.

          (d) Notices given by counsel for either party shall be deemed valid notices if addressed and sent in accordance with the provisions of this Article.

          B. Notices requesting after hours services pursuant to Article 44 may be given by delivery to the Building superintendent or any other person in the Building designated by Landlord to receive such notices.

          C. If there occurs any interruption of certified and registered mail service, lasting more than five (s) consecutive Business Days, notices may be given by telegram or personal delivery, but shall not be effective until personally received by an executive officer of a party which is a corporation, or a partner of a party which is a partnership. or a principal of any other entity.

RELOCATION OF PREMISES:

     62. Landlord may, at its option, elect by notice to Tenant to substitute for the Premises other office space in the Building (herein called the "Substitute Premises") designated by Landlord, provided that the Substitute Premises contains at least the same usable square foot area as the Premises, i.e., either on a higher floor than the Premises or is not more than three floors below the Premises and has a full floor identity similar to that of the Premises. Landlord's notice shall be accompanied by a plan of the Substitute Premises, and such notice or the plan shall set forth the usable square foot area of the Substitute Premises. Tenant shall occupy the area of the Substitute Premises promptly (and, in any event, not later than fifteen (15) days) after Landlord has substantially completed the work to be performed by Landlord in the Substitute Premises pursuant to this Lease. Tenant shall pay the same Fixed Rent with respect to the Substitute Premises as was payable with respect to the Premises, without regard to the usable square foot area of the Substitute Premises but the figures set forth in Section 42(A) shall be increased to reflect any increase in the square foot area of the Substitute Premises over the square foot area of the Premises as presently set forth in Section 42(A). In any such event, this Lease (i) shall no longer apply to the Premises, except with respect to obligations which accrued on or prior to the date on which the Premises were surrendered; and (ii) shall apply to the Substitute Premises as if the Substitute Premises had been the space originally demised under this Lease. Tenant shall proceed promptly to make any revisions to its Plans and Specifications necessitated by reason of the substitution of the Substitute Premises for the Premises. Landlord shall have no liability to Tenant in the event of such substitution but Landlord shall reimburse Tenant for the lesser of
(i) any reasonable expenses incurred by Tenant for architects or engineers in connection with the Substitute Premises, (ii) any reasonable expenses incurred by Tenant for architects or engineers in connection with the revisions to Tenant's Plans necessitated by reason of the substitution of the Substitute Premises for the Premises, or (iii) any reasonable expenses incurred by Tenant in connection with the preparation of the Substitute Premises for Tenant's occupancy and Tenant's move from the Premises to the Substitute Premises.

MISCELLANEOUS PROVISIONS:

     63. A. If any of the provisions of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

          B. With respect to each alteration, installation, addition or improvement to the Premises ("Improvements".) Tenant shall pay to Landlord, as Additional Rent, upon demand, 10% of the cost of such improvement for indirect Job costs, supervision and coordination of the work performed in connection with such Improvement. Tenant shall furnish Landlord with satisfactory evidence that any insurance required by Landlord during the performance of the Improvements is in effect at or before the commencement of the Improvements and, on request, at reasonable intervals thereafter. No Improvements shall involve the removal of any fixtures, equipment or other property in the Premises which are not Tenant's Property without Landlord's prior consent and unless they shall be promptly replaced, at Tenant's expense and free of superior title, liens, security interests and claims, with fixtures equipment or other property, as the case may be, of like utility and at least equal value, unless Landlord shall otherwise consent.

          C. Notwithstanding anything to the contrary contained in Article 9 of this Lease, Landlord shall not be liable for any injury to the business of Tenant resulting from any damage to the Premises or the Building by fire or other casualty or the repair thereof, unless such damage shall be Caused by Landlord's negligent act or omission.

          D. Notwithstanding anything to the contrary contained in Article 22 or elsewhere in this Lease, any wall-to-wall carpeting installed in the Premises shall upon installation become the property of Landlord and shall remain in and be surrendered with the Premises upon the expiration or earlier termination of this Lease.

          E. (a) Tenant hereby indemnifies and agrees to hold Landlord harmless from and against any loss. cost, liability, claim, damage, fine, penalty and expense (including reasonable attorneys' fees and disbursements) resulting from delay by Tenant in surrendering the Premises upon the termination of this Lease as provided in Article 22, including any claims made by any succeeding tenant or prospective tenant founded upon such delay.

          (b) In the event Tenant remains in possession of the Premises after the termination of this Lease without the execution of a new lease, Tenant, at the option of Landlord, and with Landlord's consent, shall be deemed to be occupying the Premises as a tenant from month to month, at a monthly rental equal to three times the Fixed Rent and Additional Rent payable during the last month of the Term, subject to all of the other terms of this Lease insofar as the same are applicable to a month-to-month tenancy. If Tenant remains in possession of the Premises after the termination of this Lease without the execution of a new lease, and without the Landlord's written consent to continued possession as a month-to-month tenant, the Tenant shall be deemed a holdover tenant, and shall have no right to continued possession of the Premises beyond the term of the Lease, upon any ground whatsoever. Tenant shall be liable to Landlord, during the period of the unlawful holding over, for use and occupancy equal to three times the Fixed Rent and Additional Rent payable during the last month of the Term, and shall remain subject to all of the other terms of this Lease insofar as the same are applicable to an occupant continuing to hold over in possession of the Premises.

          F. The submission by Landlord to Tenant of this Lease in draft form shall be deemed submitted solely for Tenant's consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option for the leasing of the Demised Premises, and shall not confer any rights or impose any obligations upon either party. The submission by Landlord of this Lease for execution and delivery thereof by Tenant to Landlord shall similarly have no binding force and effect unless and until Landlord shall have executed this Lease and a counterpart thereof shall have been delivered to Tenant. In consideration of Landlord's administrative expense in considering this Lease and the terms of Tenant's proposed tenancy hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant's submission to Landlord of this Lease, duly executed by Tenant, shall constitute Tenant's irrevocable offer for the leasing of the Demised Premises, to continue for fifteen (15) days from and after receipt by Landlord or until Landlord shall deliver to Tenant written notice of rejection of Tenant's offer, whichever shall first occur.

          G. Landlord shall have the right to erect any gate, chain or other obstruction or to close off any portion of the Real Property to the public at any time to the extent necessary to prevent a dedication thereof for public use.

                               [GRAPHIC OMITTED]

                                    EXHIBIT B

                              INTENTIONALLY OMITTED

GENERAL CLEANING

I.       GENERAL OFFICE AREAS

         A.       NIGHTLY - BUSINESS DAYS

                  1. All hard surfaced flooring to be swept using an approved chemically treated dust mop.

                  2. Carpet sweep all carpets four (4) nights per week, moving only light furniture (desks, file cabinets, etc. not to be moved).

                  3. Hand dust and wipe clean with chemically treated cloth all furniture, file cabinets, fixtures, window sills and convector enclosed tops.

                  4. Empty and wipe clean all ash trays and screen all sand urns.

                  5. Dust all telephones.

                  6. Dust all chairs, rails and trims.

                  7. Empty all standard size office waste paper baskets.

                  8. Wipe clean all water fountains and dust all water coolers.

         B.       PERIODIC

                  1. Vacuum all carpeting and rugs once per week.

                  2. Hand dust all door louvers and other ventilating louvers within reach once per week.

                  3. Wipe clean all interior metal fingermarks once per week.

                  4. Dust all baseboards once per month.

                  5. Dust, quarterly, all picture frames, charts and all similar hangings not in reach of nightly cleaning.

                  6. Dust, quarterly, all vertical surfaces such as walls, partitions, doors and other surfaces not reached in nightly cleaning.

                  7. Dust, quarterly, exterior of lighting fixtures.

                  8. Dust, quarterly, all venetian blinds.

                  9. Dust twice per year all ceiling, air conditioning louvers and grilles not reached in nightly cleaning.

                                    EXHIBIT D

                              RULES AND REGULATIONS

     1. The sidewalks, driveways, entrances, passages, courts, lobbies, esplanade areas, atrium, plazas, elevators, escalators, stairways, vestibules, corridors, halls and other public portions of the Building ("Public Areas") shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Premises, and no tenant shall permit any of its employees, agents, licensees or invitees to congregate or loiter in any of the Public Areas. No tenant shall invite to, or permit to visit, its premises persons in such numbers or under such conditions as may interfere with the use and enjoyment by others of the Public Areas. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by any tenant, or the employees, agents, licensees or invitees of any tenant. Landlord reserves the right to control and operate, and to restrict and regulate the use of, the Public Areas and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally, including the right to allocate certain elevators' delivery service, and the right to designate which Building entrances shall be used by persons making deliveries in the Building. No doormat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the Premises.

     2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner, approved by Landlord. In order that the Building can and will maintain a uniform appearance to those persons outside of the Building, each tenant occupying the perimeter areas of the Building shall (a) use only building standard lighting in areas where lighting is visible from the outside of the Building and (b) use only building standard blinds in window areas which are visible from the outside of the Building.

     3. No sign, insignia, advertisement, lettering, notice or other object shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the Premises or the Building or on corridor walls without the prior consent of Landlord. Signs on each entrance door of the Premises shall conform to building standard signs, samples of which are on display in Landlord's rental office. Such signs shall, at the expense of Tenant, be inscribed, painted or affixed by signmakers approved by Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant or tenants violating this rule. Interior signs, elevator cab designations, if any, and lettering on doors and the Building directory shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord, at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord. Only Tenant named in the Lease shall be entitled to appear on the directory tablet. Additional names may be added in Landlord's sole discretion under such terms and conditions as the Landlord may approve.

     4. Neither the sashes, sash doors, skylights or windows that reflect or admit light and air into the halls, passageways or other public places in the Building nor the heating, ventilating and air conditioning vents and doors shall be covered or obstructed by any tenant, nor shall any bottles parcels or other articles be placed on the window sills or on the peripheral heating enclosures. Whenever the heating, ventilating or air conditioning systems are in operation, Tenant agrees to draw the shades, blinds or other window coverings, as reasonably required because of the position of the sun. Tenant shall have no right to remove or change shades, blinds or other window coverings within the Premises without Landlord Landlord's consent. Tenant acknowledges that although the windows are not hermetically sealed Tenant is not permitted to open such windows.

     5. No showcases or other articles shall be put by Tenant in front of or affixed to any part of the exterior of the Building, nor placed in the Public Areas.

     6. No acids, vapors or other harmful materials shall be discharged, or permitted to be discharged, into the waste lines, vents or flues of the Building. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be thrown or deposited therein. Nothing shall be swept or thrown into the Public Areas or other areas of the Building, or into or upon any heating or ventilating vents or registers or plumbing apparatus in the Building, or upon adjoining buildings or land or the street. The cost of repairing any damage resulting from any misuse of such fixtures, vents, registers and apparatus and the cost of repairing any damage to the Building, or to any facilities of the Building, or to any adjoining building or property, caused by any tenant, or the employees, agents, licensees or invitees of such tenant, shall be paid by such tenant. Any cuspidors or similar containers or receptacles shall be emptied, cared for and cleaned by and at the expense of such tenant.

     7. No tenant shall mark, paint, drill into, or in any way deface, any part of the Premises of the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of, and as directed by, Landlord. No telephone, telegraph or other wires or instruments shall be introduced into the Building by any tenant except in a manner approved by Landlord. No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of its premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

     8. No bicycles, vehicles, animals (except seeing eye dogs), fish or birds of any kind shall be brought into, or kept in or about, the Premises.

     9. No noise, including, but not limited to music, the playing of musical instruments, recordings, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. Nothing shall be done or permitted by any tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Building.

     10. Nothing shall be done or permitted in the Premises, and nothing shall be brought into, or kept in or about the Premises, which would impair or interfere with any of the

Building Equipment or the services of the Building or the proper and economic heating, ventilating, air conditioning, cleaning or other services of the Building or the Premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment or interference. No tenant, nor the employees, agents, licensees or invitees of any tenant, shall at any time bring or keep upon its premises any inflammable, combustible or explosive fluid, chemical or substance.

     11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof. Duplicate keys for the Premises and toilet rooms shall be procured only from Landlord, and Landlord may make a reasonable charge therefor. Each tenant shall, upon the expiration or sooner termination of the Lease of which these Rules and Regulations are a part, turn over to Landlord all keys to stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost of replacement locks. Notwithstanding the foregoing, Tenant may, with Landlord's prior consent, install a security system in the Premises which uses master codes or cards instead of keys provided that Tenant shall provide Landlord with the master code or card for such system.

     12. All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description shall take place only during such hours and in such elevators as Landlord may from time to time determine, which may involve overtime work for Landlord's employees. Tenant shall reimburse Landlord for extra cost. incurred by Landlord including but not limited to the cost of such overtime work. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment or enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or rejection of any person to or from the Premises or the Building under the provisions of Rule 12 or of Rule 15 hereof.

     13. No tenant shall use or occupy, or permit any portion of its premises to be used or occupied, as an office for a public stenographer or public typist, or for the possession, storage, manufacture or sale of narcotics or dope or as a barber, beauty or manicure shop, telephone or telegraph agency, telephone or secretarial service, messenger service, travel or tourist agency, retail, wholesale or discount shop for sale of merchandise, retail service shop, labor union, classroom, company engaged in the business of renting office or desk space, or for a public finance (personal loan) business, or as a hiring employment agency, or as a stock brokerage board room. No tenant shall engage or pay any employee in its premises, except those actually working for such tenant on its premises, nor advertise for laborers giving an address at the Building. No tenant shall use its premises or any part thereof, or permit the Premises or any part thereof to be used, as a restaurant, shop, booth or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public, or for manufacturing, or for the sale at retail or auction of merchandise, goods or property of any kind.

     14. Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in the judgment of Landlord, tends to impair the appearance or reputation of the Building or the desirability of the Building as a building for offices, and upon written notice from Landlord such tenant shall refrain from and discontinue such advertising or identifying sign.

     15. Landlord reserves the right to exclude from the Building all employees of any tenant who do not present a pass to the Building signed by such tenant. Landlord or its agent will furnish passes to persons for whom any tenant requests same in writing Landlord reserves the right to require all other persons entering the Building to sign a register, to be announced to the tenant such person is visiting, and to be accepted as a visitor by such tenant or to be otherwise properly identified (and, if not so accepted or identified, reserves the right to exclude such persons from the Building) and to require persons leaving the Building to sign a register or to surrender a pass given to such person by the tenant visited. Each tenant shall be responsible for all persons for whom it requests any such pass or any person whom such tenant so accepts, and such tenant shall be liable to Landlord for all acts or omissions of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, security, reputation or interests of the Building or the tenants of the Building may be denied access to the Building or may be ejected from the Building. In the event of invasion riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of tenants and the protection of property in the Building.

     16. Unless Landlord shall otherwise request each tenant, before closing and leaving its premises at any time, shall see that all lights are turned out. All entrance doors in the Premises shall be kept locked by each tenant when its premises are not in use. Entrance doors shall not be left open at any time.

     17. Each tenant shall, at the expense of such tenant, provide light, power and water for the employees of Landlord, and the agents, contractors and employees of Landlord, while doing janitor service or other cleaning in the premises demised to such tenant and while making repairs or alterations in its premises.

     18. The premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

     19. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

     20. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

     21. The employees, agents, licensees and invitees of any tenant shall not loiter around the Public Areas or the front, roof or any part of the Building used in common by other occupants of the Building.

     22. There shall not be used in any space, or in the Public Areas, either by any tenant or by others, in the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material or any other matter or thing, any hand trucks except those equipped with rubber tires side guards and such other safeguards as Landlord shall require. No hand trucks shall be used in passenger elevators.

     23. No tenant shall cause or permit any odors of cooking or other processes, or any unusual or objectionable odors, to emanate from its premises which would annoy other tenants or create & public or private nuisance. No cooking shall be done in the Premises except as is expressly permitted in the Lease of which these Rules and Regulations are a part.

     24. All paneling, doors, trim or other wood products not considered furniture shall be of fire-retardant materials. Before installation of any such materials, certification of the materials' fire-retardant characteristics shall be submitted to and approved by Landlord, and installed in a manner approved by Landlord.

     25. Whenever any tenant shall submit to Landlord any plan, agreement or other document for the consent or approval of Landlord, such tenant shall pay to Landlord, on demand, a processing fee in the amount of the reasonable fees for the review thereof, including the services of any architect, engineer or attorney employed by Landlord to review such plan, agreement or document.

     26. Landlord reserves the right to rescind, alter, waive or add, as to one or more or all tenants, any rule or regulation at any time prescribed for the Building when, in the judgment of Landlord, Landlord deems it necessary or desirable for the reputation, safety, character, security, care, appearance or interests of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building. No rescission, alteration, waiver or addition of any rule or regulation in respect of one tenant shall operate as a rescission, alteration or waiver in respect of any other tenant.

                                    EXHIBIT E

                    TENANT ESTOPPEL CERTIFICATE AND AGREEMENT
                 (PREMISES, 220 EAST 42nd STREET, NEW YORK CITY)

THIS IS TO CERTIFY THAT:

     1. The undersigned is the lessee (the "Tenant") under that certain lease (the Lease ) dated as specified in 6(a) below, by and between Two Twenty East Limited Partnership, as Lessor (the Landlord'), and the undersigned or the person specified in 6(b) below, as Lessee, covering those certain premises commonly known and designated as the floors or portions thereof specified in 6(c) below (the "Premises"), at No. 220 East 42nd Street, in the Borough of Manhattan, City, County and State of New York.

     2. The Lease (i) constitutes the entire agreement between the undersigned and the Landlord with respect to the Premises, (ii) has not been modified, changed, altered or amended in any respect (except as indicated in 6(g) below) and (iii) is the only Lease between the undersigned and the Landlord affecting the Premises.

     3. The undersigned has accepted and now occupies the entire premises covered by the Lease, and all improvements required by the terms of the Lease to be made by the Landlord have been completed to the satisfaction of the undersigned.

     4. (i) No party to the Lease is in default, (ii) the Lease is in full force and effect, (iii) full rental is accruing thereunder and (iv) as of the date hereof the undersigned has no charge, lien or claim of off-set (and no claim for any credit or deduction) under the Lease or otherwise, against rents or other charges due or to become due thereunder or on account of any prepayment of rent more than 30 days in advance of its due date.

     5. Since the date of the Lease, to the best knowledge of the undersigned, there has been no material adverse change in the financial condition of the undersigned, and there are no actions, whether voluntary or otherwise, pending against the undersigned under the bankruptcy, reorganization, arrangement, moratorium or similar laws of the United States, any state thereof or any other jurisdiction.

     6. (a) The date of the Lease is __________, 19___.

     (b) The original Lessee of the Lease, if different from the undersigned, was __________.

     (c) The premises covered by the Lease are __________.

     (d) The term of the Lease began (or is scheduled to begin) on __________, 19___.

     (e) The fixed rent for Premises has been paid to and including __________, 198___.

     (f) The fixed rent being paid pursuant to the Lease is at the annual rate of $__________. Such fixed annual rent, together with additional rent payable pursuant to the Lease for the current year, results in an aggregate annual rent of $__________.

     (g) The following are exceptions to the statements in 2(ii):

Dated:
      ------------------------------     ------------------------------------
                                       By:
                                         ------------------------------------
                                       (Title:                              )
                                             -------------------------------

                                       (Signed on __________, 198___)

                           AGREEMENT MODIFYING LEASE I

     AGREEMENT, made as of this 26th day of November, 1990 between TWO TWENTY EAST LIMITED PARTNERSHIP, an Illinois limited partnership having an address c/o LaSalle Partners, 220 East 42nd Street, New York, New York 10017 ("Landlord"), and MINET INTERNATIONAL PROFESSIONAL INDEMNITY INSURANCE BROKERS, INC., a New Jersey corporation, having an address at 220 East 42nd Street, New York, New York 10017 ("Tenant").

                               W I T N E S S E T H

     WHEREAS, Landlord and Tenant entered into a lease agreement dated as of January 27, 1989 (the Lease ) covering the entire twenty-first (21st) floor (the "Premises") in the building located at 220 East 42nd Street, New York, New York 10017 (the "Building"), as more particularly described in the Lease; and

     WHEREAS, Tenant desires to hire and take additional space consisting of the entire twenty-fourth (24th) floor of the Building, as shown on the floor plan annexed hereto and made a part hereof as Exhibit A (the "Additional Space"), and to extend the term of the Lease, and Landlord is agreeable thereto on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth below, Landlord and Tenant hereby agree as follows:

     1. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Lease

     2. Effective as of the date (the "Effective Date") which shall occur ten
(10) days after the date on which Landlord gives notice to Tenant that the Additional Space is "available for occupancy", as defined below, the Lease shall be amended as follows:

          (a) the Additional Space shall be added to and thereafter included in the Premises;

          (b) the Fixed Rent payable by Tenant for the Additional Space (including any portion thereof payable for electric current) shall be $446,035 for the period commencing on the day immediately following the seventh monthly anniversary of the Effective Date (the "Additional Space Rent Commencement Date") and ending on June 30, 1994; and shall be $476,172.50 for the period beginning on July 1, 1994 and ending on the Expiration Date;

          (c) commencing on the Additional Space Rent Commencement Date, the amount set forth in Section 46B of the Lease shall be increased to $73,422; and

          (d) Tenant shall pay all items of Additional Rent provided for in the Lease, including but not limited to Tenant Tenant's Tax Payment and Tenant's Operating Payment, with respect to the Additional Space for the period from the Additional Space Rent Commencement Date through the Expiration Date. Tenant shall pay all such items as provided in the Lease, except that, for purposes of computing the Additional Rent with respect to the Additional Space on or after the Effective Date:

               (i) "Premises Area" as set forth in Section 42A(a) of the Lease shall be deemed to be 12,055 square feet;

               (ii) "Tenant's Proportionate Share" as set forth in Section
                    42A(b) of the Lease shall be deemed to be 1.1039%;

               (iii) "Base Tax Factor as set forth in Section 42A(d) shall mean the Taxes for the 1990/1991 Tax Year;

               (iv) "Landlord's Base Year. as set forth . Section 42A(g) shall mean the fiscal year July 1, 1990 to June 30, 1991; and

               (v) The third sentence of Section 42A(k) shall be deleted and the following shall be substituted therefor:

                    "Such regular average hourly wage rate shall also be inclusive of one-half of the monetary value or cost of all payments or benefits of every nature and kind (including those required to be paid by the employer directly to taxing authorities or other because of the employment), including social security, unemployment and other similar taxes, and vacation pay, absent fund, birthdays, jury duty, medical checkup, relief time and other paid time-off, incentive pay, sick pay, accident, health and welfare insurance programs, pension plans, public liability insurance, guaranteed payment plans, and supplemental unemployment benefit programs of a similar or dissimilar nature, irrespective of whether they may be required by any Legal Requirement or otherwise."

          All other terms applicable to such items of Additional Rent shall be deemed to and all shall remain as set in the Lease.

     3. With respect to the Additional Space only, the amount of $25,000 set forth in the first sentence of Section 63B of the Lease shall be decreased to $3,000.

     4. Except as otherwise set forth herein, from and after the Effective Date, the term "Premises," "premises" or "demised premises" as used in the Lease shall be deemed to include the Additional Space, and the Additional space shall be added to and form a part of the Premises with the same force and effect as if originally demised under the Lease.

     5. A. Landlord shall reimburse Tenant in accordance with this Section 5 for Tenant hard construction costs, architect fees, general contractor/construction manager fees and general conditions for initial Improvements to the Additional Space up to an aggregate amount of $421,925 ("Landlord's Contribution.).

     B. Provided Tenant is not then in default of any of its obligations under the Lease, Landlord shall reimburse Tenant for Landlord's Contribution in the following manner: (i) the reimbursement amount(s) requested by Tenant at any time shall be divided by the total amount(s) of the hard construction costs, architect fees and general contractor/construction manager fees and general conditions for the initial Improvements as reelected in all bids accepted by Tenant for the Premises plus such amounts as Landlord reasonably estimates will be the cost of the initial Improvements for which bids have not been accepted, then (ii) the aggregate amount for which Landlord is obligated reimburse Tenant shall be multiplied by the amount computed in Section 5B(i), and the resulting amount, up to the aggregate amount of Landlord's Contribution, shall be payable to Tenant.

     C. Landlord shall pay such reimbursement amounts to Tenant by check within twenty (20) days after Tenant shall have given, and Landlord shall have received, Tenant's request therefor accompanied by invoices marked paid or other proof of payment satisfactory to Landlord, together with copies of fully executed and acknowledged valid lien waivers from all involved contractors, subcontractors and materialmen for all construction costs and expenses incurred by Tenant, including amounts for which Tenant is requesting reimbursement.

     6. Tenant shall be responsible for compliance with all applicable laws and regulations (including without limitation Local Law 5 of The City of New York), affecting the Additional Space and any Improvements, initial or otherwise, made therein, and Tenant shall make such improvements as may be necessary to effect such compliance at Tenant's sole cost and expense. Landlord represents that it has no knowledge of any Local Law 5 requirements which must be satisfied with respect to the Additional Space. Landlord also represents that, as of the date hereof, the Building standpipes for the existing Building sprinkler systems are presently located on the 24th floor of the Building and are in working order.

     7. A. Prior to the Effective Date, Landlord shall. at its sole cost and expense, perform the alterations and improvements set forth in Exhibit B attached hereto and made a part hereof ("Landlord's Work") . Landlord shall not be require I to incur additional costs or employ overtime labor in connection therewith

     B. For the purposes of Section 2 hereof, the Additional Space shall be conclusively deemed "available for occupancy". as soon as Landlord's Work shall be substantially completed. Landlord's Work shall be deemed substantially completed notwithstanding the fact that (i) minor or insubstantial details of construction, mechanical adjustment or decoration shall remain to be performed or (ii) portions of Landlord's Work shall not have been completed because, under good construction scheduling practice, such work should be done after still incompleted finishing or other work to be done by or on behalf of Tenant is completed.

     C. Tenant shall accept possession of the Additional Space in its "as is" condition, subject only to the completion by Landlord of Landlord's Work. Landlord shall be under no obligation to make any changes, improvements, or alterations to the Additional Space other than Landlord's Work. The taking of occupancy of the whole or part of the Additional Space by Tenant shall be conclusive evidence as against Tenant that Tenant shall have accepted possession of the Additional Space and that the Additional Space shall be in good and satisfactory condition at the time such occupancy shall be so taken.

     D. If, during the completion of Landlord's Work it is determined that asbestos in the Additional Space must be removed or abated due to the nature of Landlord's Work, then Landlord shall remove or abate such asbestos at Landlord's sole cost and expense.

     8. If Landlord shall be unable to give possession of the Additional Space on the Effective Date for any reason whatsoever, Landlord shall not be subjected to any liability for the failure to give possession on said date. No such failure to give possession on such specific date shall affect the validity of the Lease or this Agreement or the obligations of Tenant hereunder or be deemed to extend the term of the Lease or this Agreement, but the rent reserved and covenanted to be paid hereunder with respect to the Additional Space shall be abated and shall not commence until possession of the Additional Space shall be given or the Additional Space shall be available for occupancy by Tenant, except that if such failure to give possession shall have been caused by any act or omission on the part of Tenant, there shall be no abatement of rent. The parties agree that this paragraph constitutes an express provision as to the time at which Landlord shall deliver possession of the Additional Space to Tenant, and Tenant hereby waives the rights to rescind this Agreement which Tenant might otherwise have pursuant to Section 223-a of the Real Property Law of the State of New York or any other law of like import now or hereinafter in force.

     9. Tenant may request at any time prior to the fifth anniversary of the date hereof that Landlord arrange to have one of the elevators which presently services the 24th floor of the Building service the 21st floor of the Building. In such case, Landlord shall obtain all necessary permits and approvals with respect thereto, and, subject to Legal Requirements and to such other reasonable requirements as Landlord may reasonably impose, Landlord shall perform any construction and mechanical work that may be required to provide such elevator service to the 21st floor; Landlord shall not be required, however, to perform any finishing work in connection therewith. Tenant shall be responsible for, and shall remit to Landlord promptly upon Landlord's request, one half of Landlord Landlord's out-of-pocket expenses incurred in connection therewith.

     10. Notwithstanding anything in the Lease to the contrary, Landlord shall endeavor to have the present mortgagee of the Building provide a non-disturbance agreement with respect to the Premises in favor of Tenant within sixty (60) days after the date hereof, and Landlord shall endeavor to obtain such agreement from any future mortgagee of the Building. Notwithstanding the foregoing, Landlord shall not be obligated to incur any expense or liability in connection therewith, other than those expenses which are reasonably related to the initial preparation by Landlord of each such agreement.

     11. Notwithstanding anything in the Lease to the contrary, from and after the Effective Date, Tenant shall be entitled to a reasonable number of listings on the Building directory located in the lobby of the Building. In no event, however, shall such number be less than Tenant's Proportionate Share of such listings. Any deletions, additions or changes to such listings shall be made by Landlord within a reasonable period of time after Tenant's request at Tenant's sole cost and expense.

     12. A. The term of the Lease is hereby extended upon and subject to the same terms, covenants and conditions as in the Lease, except as otherwise set forth herein, for a period (the "Extended Term") commencing on July 1, 1999 (the "Extended Term Commencement Date") and ending on September 30, 2000 (the "Extended Term Expiration Date"), unless the term of the Lease shall sooner terminate pursuant to the provisions of the Lease or by law.

     B. The Fixed Rent for the Premises together with the Additional Space (including any portion thereof payable for electric current) shall be increased to the rate of $966,723 per annum for the period from the Extended Term Commencement Date through the Extended Term Expiration Date, and shall otherwise be payable in accordance with the provisions of the Lease.

     13. A. Provided that Tenant shall not then be in default of its obligations under the Lease beyond any applicable grace periods, and subject to the rights of tenants under existing leases to renew or extend the terms of existing leases with respect to all or part of the 22nd floor of the Building, Landlord shall notify Tenant if any portion of the 22nd floor becomes available for lease during the term of the Lease by delivering to Tenant, at or prior to the date of such availability, a notice (the "Availability Notice-) thereof.

     B. If Tenant so elects to lease such space (the "Expansion Space") Tenant shall give written notice ("Tenant's Notice") to Landlord of such election within ten (10) days of receipt of the Availability Notice.

     C. If Tenant shall elect to lease (the "Expansion Space"). the Fixed Rent (excluding any payment for electricity) therefor shall be payable at the rate at which Landlord is then offering comparable space to third parties in the Building.

     D. Tenant Tenant's failure to duly and timely exercise said option, for any reason whatsoever, shall be deemed a waiver of all of Tenant's rights to lease the Expansion Space pursuant this Section 13. Tenant shall thereafter have no further right to lease such Expansion Space and Landlord shall have the right to lease the same (alone or in conjunction with other space) to any other prospective tenant or tenants for any length of time, and such space shall no longer be subject to the provisions of this Section 13.

     E. Time shall be of the essence with respect to the exercise by Tenant of its option set forth in this Section 13.

     F. If Tenant shall elect under this Section to lease any Expansion Space, as set forth in this Section 13, then, provided that Tenant is not in default under any of the terms of the Lease at the time of such exercise or on such date as vacant possession thereof becomes available (the `Expansion Space Commencement Date ), the Lease shall be deemed amended, effective as of the Expansion Space Commencement Date, as follows:

               (a) the Expansion Space shall be added to and form a part of the Premises with the same force and effect as if originally demised under the Lease, and the term "Premises" as used in the Lease shall include the Expansion Space;

                (b) the Expansion Space shall be delivered to Tenant in its condition "as is" but "broom clean. on the Expansion Space Commencement Date, and Landlord shall not be obligated to perform any work therein to prepare the same for occupancy;

                (c) the term "Tenant's Proportionate Share" as such term is defined in the Lease, shall be increased by a percentage which reflects the rentable square footage of the Expansion Space;

                (d) the electricity payments made by Tenant pursuant to the Lease shall be increased by an amount which is the product of the number of rentable square feet in the Expansion Space and the per-square-foot electricity charge which Tenant is then obligated to pay under the Lease for the Premises; and

                (e) Additional Rent payable by Tenant under the Lease shall be payable for the Expansion Space during the then remaining Term without any change of the provisions of the Lease relating to Additional Rent, except as specifically provided in this Section 13.

     G. Landlord and Tenant shall, on or prior to the Expansion Space Commencement Date, execute an agreement amending the Lease to include the Expansion Space, which shall reflect the Fixed Rent payable therefor and the terms of Section 13F.

     H. (a) If Landlord is unable to give possession of the Expansion Space on the Expansion Space Commencement Date because of the holding over or retention of possession of any tenant, undertenant or occupant or by reason of any Legal Requirement, Landlord shall have no liability to Tenant therefor and the validity of the Lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the Term, but the rent payable for the Expansion Space shall be abated (provided Tenant is not responsible for the inability to obtain possession) until Landlord shall have given Tenant notice that Landlord is able to deliver possession of the Expansion Space to Tenant. The provisions of this subsection 13H are intended to constitute an express provision to the contrary. within the meaning of Section 223-a of the New York Real Property Law.

                (b) It Tenant shall effectively exercise its right to lease the Expansion Space as set forth in this Section 13, and permission is given to Tenant to enter into possession of the Expansion Space prior to the Expansion Space Commencement Date, Tenant covenants and agrees that such occupancy shall be deemed to be under all of the terms of the Lease, including the obligation to pay rent.

     I. The termination, cancellation or surrender of the Lease shall terminate any rights of Tenant pursuant to this Section 13.

     14. All of the provisions of the Lease as modified hereby shall be and remain in full force and effect throughout the remainder of the Term.

     15. Tenant represents that it dealt with no broker or brokers other than LaSalle Partners in the negotiation of this Agreement. Tenant hereby indemnifies Landlord and agrees to hold Landlord harmless from and against any loss, cost, damage, expense, claim or liability arising out of any inaccuracy or alleged inaccuracy of the above representation including court costs and attorney's fees. The provisions of this Section shall survive the expiration or sooner termination of this Agreement.

     16. Except as expressly modified hereby, the parties hereto affirm that the Lease is in full force and effect, and each party hereto represents to the other that all obligations of such other party under the Lease as of this date have been fully performed and complied with by such other party. By entering into this Agreement, Landlord does not and shall not be deemed either (i) to waive or forgive any default, rent arrears or other condition with respect to the Lease or the use of the Premises, whether or not in existence or known to Landlord at the date hereof, or (ii) to consent to any matter as to which Landlord Landlord's consent is required under the terms of the Lease, except such as may heretofore have been waived in writing or consented to in writing, by Landlord.

     17. This Agreement may not be orally changed or terminated nor any of its provisions waived, unless by an agreement in writing signed by the party against whom enforcement of any change, termination or waiver is sought.

     18. This Agreement shall he binding upon, and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns.

     19. Tenant represents and warrants that the execution of this Agreement by Tenant is duly authorized and binding on Tenant. Landlord represents and warrants that the execution of this Agreement by Landlord is duly authorized and binding on Landlord.

     20. Tenant acknowledges that this Agreement shall not be binding on Landlord until Landlord shall have executed this Agreement and a counterpart thereof shall have been delivered to Tenant.

     21. In the event that, subsequent to the construction of the elevator pursuant to Section 11 hereof, Landlord elects to substitute for the Premises other office space in the Building pursuant to Article 62 of the Lease, Landlord shall reimburse Tenant for Tenant's share of the cost to construct such elevator.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                          TWO TWENTY EAST LIMITED PARTNERSHIP

                          By:   LaSalle Partners, Agent

                                By:LaSalle Partners Incorporated General
                                      Partner

                                      By:      /s/ Barbara Winter
                                               ------------------------------
                                               Name:  Barbara Winter
                                               Title:  Vice President

                          MINET INTERNATIONAL PROFESSIONAL INDEMNITY INSURANCE
                               BROKERS, INC.

                          By: /s/ Hubert F. Babinski
                             ------------------------------
                              Name:  Hubert F. Babinski
                              Title:  Director of Operations


Sworn to before me this
26th day of November 1990


/s/ Michael D. Dangelo
------------------------------
Michael D. Dangelo
Notary Public

                                   EXHIBIT A

                               [GRAPHIC OMITTED]

                                    EXHIBIT B

                                 Landlord's work

     1. Remove existing alterations and improvements installed in the Additional Space by prior tenants.

     2.   Remove existing internal staircase between 24th and 25th floors.

     3. Seal up the opening previously created in the ceiling of the 24th floor in connection with the construction of said staircase.

     4. Repair damage to that portion of the 24th floor which is located beneath said staircase and which is caused by the construction or removal of said staircase.

                          AGREEMENT MODIFYING LEASE II

     AGREEMENT, made as of this 18th day of June, 1991, between TWO TWENTY EAST LIMITED PARTNERSHIP, an Illinois limited partnership, having an address c/o LaSalle Partners, 220 East 42nd Street, New York, New York 10017 ("Landlord"), and MINET INTERNATIONAL PROFESSIONAL INDEMNITY INSURANCE BROKERS, INC., a New Jersey corporation, having an address at 220 East 42nd Street, New York, New York 10017 ("Tenant")..

                              W I T N E S S E T H:

     WHEREAS, Landlord and Tenant entered into a lease agreement dated as of January 27, 1989 (the "Lease"), is amended by an Agreement Modifying Lease I dated as of November 26, 1990 (the First Amendment ), covering the entire twenty-first (21st) and twenty-fourth (24th) floors (the Premises.) in the building (the Building.) located at 220 East 42nd Street, New York, New York 10017 (the Original Lease and the First Amendment, collectively, the Lease ), as more particularly described in the Lease; and

     WHEREAS, Tenant desires to provide supplemental air conditioning to the twenty-fourth floor portion of the Premises using the five (5) ton air conditioning unit (the "A/C Unit") located in the fan room (the "Fan Room") on the twenty-fifth floor of the Building;

     WHEREAS, as the use of the A/C Unit will exceed the capacity of the existing wiring installations to the Premises, Tenant desires to install feeders, conduits, wires or similar facilities to be used in connection with the A/C Unit (the "Electrical Equipment") in the Fan Room in an area to be designated by Landlord (the Fan Room Licensed Area ) and in the switchboard room (the "Switchboard Room") located on the twenty-fifth (25th) floor of the Building in an area to be designated by Landlord (the Switchboard Room Licensed Area ) (the Fan Room Licensed Area and the Switchboard Room Licensed Area, collectively, defined as the "Licensed Areas"); and

     WHEREAS, Landlord is agreeable to the foregoing on the terms, covenants and conditions. hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth below, Landlord and Tenant hereby agree as follows:

     1. Unless otherwise defined herein, all capitalized terms used herein shall have tie meanings ascribed to them in the Lease.

     2. From and after the date hereof (the Effective Date") to and including the Expiration Date of the Lease, Landlord hereby grants to Tenant, and Tenant accepts from Landlord, subject to and in accordance with all applicable terms of the Lease, an exclusive license (the "License") to the use of the A/C Unit and to install, secure, maintain, replace and operate, at Tenant's sole cost and expense, the Electrical Equipment in the Licensed Areas in order to supply up to one hundred (100) amperes of electrical current to be used in connection with the A/C Unit, provided, however, that the locations of such Electrical Equipment and the manner of their installation, maintenance and replacement will not interfere with Landlord's use or operation of the Building, the common areas of the Building or premises leased to, or available for lease to, other tenants.

     3. Tenant shall accept the A/C Unit on the Effective Date in its then "as is" condition. Landlord makes no representations with respect to its condition, and Tenant acknowledges that the A/C Unit may require repairs and replacements, including without limitation replacement of the blower presently installed therein. Landlord shall, at Tenant's sole cost and expense, make all such repairs and replacements, and thereafter shall maintain and operate the A/C Unit throughout the remainder of the Term also at Tenant Tenant's sole cost and expense, and Tenant shall be responsible for, and she request, all costs and expenses incurred by connection therewith as Additional Rent.

     4. Tenant shall install, maintain, replace, operate and use the Electrical Equipment in the Licensed Areas at Tenant's sole risk, and Tenant acknowledges that Landlord shall not be obligated to provide any security for the Licensed Areas. Upon reasonable prior notice to Landlord, and then only if accompanied by an employee or agent of Landlord, Tenant shall be permitted reasonable access, at Tenant's sole cost, risk and liability, to the Licensed Areas to perform any installation, maintenance, repair, replacement or service to the Electrical Equipment. Whenever such access is permitted, Tenant shall reimburse Landlord for any cost or expense incurred by Landlord in connection with permitting such access. Such access, except in the case of an emergency, shall be permitted only during the hours from 9:00 A.M. to 6:00 P.M. on Business Days. Whenever Tenant is afforded access to the Licensed Areas, Tenant shall properly safeguard persons and property therein. Tenant shall not store any materials whatsoever in the Licensed Areas, and Tenant shall be responsible for cleaning and removing any materials left in the Licensed Areas by Tenant or Tenant's invitees.

     5. In consideration for the granting by Landlord of the License, Tenant shall pay to Landlord upon the execution and delivery hereof the sum of $5,000 by check subject to collection, drawn on a bank which is a member of The New York Clearing House Association.

     6. Commencing on the Effective Date the amount payable per annum as set forth in Section 46B of the Original Lease, as modified by the First Amendment, shall be $91,504.50.

     7. The A/C Unit and Electrical Equipment (collectively, the `Equipment-) shall be used solely and exclusively for purposes internal to Tenant Tenant's business conducted at the Premises and for no other purpose. The Equipment shall not be used for the direct production of revenue by Tenant or by, or for the benefit of, any other person or entity.

     8. The location, method of installation, appearance, safety and operation of the Equipment shall, at all times, (i) be subject to Licensor's approval,
(ii) conform with all present and future laws, orders, regulations and legal requirements of all federal, state and municipal governments, and the New York Board of Fire Underwriters or any similar body asserting Jurisdiction thereover (collectively, "Legal Requirements"), (iii) conform with all insurance requirements of the Lease, and (iv) conform with all other applicable provisions of the Lease. Landlord's approval shall not mean or imply that the Equipment or its location, method of installation, appearance, safety or operation complies with any Legal Requirement, and, notwithstanding anything in this Agreement to the contrary, Landlord shall be under no duty to permit the Equipment to be installed or operated if such installation or operation is prohibited by any Legal Requirement or interferes with the operation of the Building.

     9. At Landlord's expense, Landlord shall have the right, at any time and from time to time during the Term, upon ten (10) days' prior notice to Tenant except in the event of emergency, to relocate the A/C Unit to another area on the 25th floor of the Building and/or the Electrical Equipment to another area in the Switchboard Room, provided that no such relocations will materially interfere with the operation of the A/C Unit or the Electrical Equipment, as the case may be, after such relocations shall be completed. Landlord shall use reasonable efforts, without being required to employ overtime labor or to incur any extraordinary costs, to minimize any interruption in the use of the A/C Unit or the Electrical Equipment, as the case may be, during any period of relocation, and Landlord shall not be liable for any such interruption.

     10. Tenant shall not alter, move or locate the A/C Unit or the Electrical Equipment or any other property whatsoever in the Fan Room or Switchboard Room without Landlord's prior written approval.

     13. Tenant shall not assign or transfer the License hereby granted, nor shall Tenant permit or suffer any other person or entity to use the A/C Unit or all or any part of the Licensed Areas.

     14. Notwithstanding anything in the Lease to the contrary, in the event of a default or breach by Landlord under this Agreement, Tenant's sole and exclusive remedy shall be to terminate this Agreement.

     15. If Landlord is unable to give possession of the Licensed Areas on the date set forth herein for any reason, Landlord shall not be subject to any liability for failure to give possession on said date, and the validity of this Agreement shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the Term. If, for any reason, Section 223-a of the Real Property Law shall be deemed applicable hereto, the parties agree that this Article is intended to be "an express provision to the contrary". for purposes of that statute.

     16. All of the provisions of the Lease as modified hereby shall be and remain in full force and effect throughout the remainder of the Term.

     17. Tenant represents that it dealt with no broker or brokers other than LaSalle Partners in the negotiation of this Agreement. Tenant hereby indemnifies Landlord and agrees to hold Landlord harmless from and against any loss, cost, damage, expense, claim or liability arising out of any inaccuracy or alleged inaccuracy of the above representation including court costs and attorney's fees. The provisions of this Section shall survive the expiration or sooner termination of this Agreement.

     18. Except as expressly modified hereby, the parties hereto affirm that the Lease is in full force and effect, and each party hereto represents to the other that all obligations of such other party under the Lease as of this date have been fully performed and complied with by such other party. By entering into this Agreement, Landlord does not and shall not be deemed either (i) to waive or forgive any default, rent arrears or other condition with respect to the Lease or the use of the Premises, whether or not in existence or known to Landlord at the date hereof, or (ii) to consent to any matter as to which Landlord's consent is required under the terms of the Lease, except such as may heretofore have been waived in writing or consented to in writing, by Landlord.

     19. This Agreement may not be orally changed or terminated, nor any of its provisions waived, unless by an agreement in writing signed by the party against whom enforcement of any change, termination or waiver is sought.

     20. This Agreement shall be binding upon, and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns.

     21. Tenant represents and warrants that the execution of this Agreement by Tenant is duly authorized and binding on' Tenant.

     22. Tenant acknowledges that this Agreement shall not be binding on Landlord until Landlord shall have executed this Agreement and a counterpart thereof shall have been delivered to Tenant.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                           TWO TWENTY EAST LIMITED PARTNERSHIP

                           By:      LaSalle Partners, Agent

                                    By:LaSalle Partners Incorporated General
                                       Partner

                                       By:      /s/ Barbara Winter
                                                ------------------------------
                                                Name:  Barbara Winter
                                                Title:  Vice President

                           MINET INTERNATIONAL PROFESSIONAL INDEMNITY INSURANCE
                                BROKERS, INC.

                           By:      /s/ Maureen J. Dangelo
                                    ------------------------------------------
                                    Name:  Maureen J. Dangelo
                                    Title:  Director of Administration

                                   EXHIBIT A-1

                                [GRAPHIC OMITTED]

[GRAPHIC OMITTED]



                                   EHIXIBIT B


GENERAL INTERNET
INVENTORY OF EXISTING MINET FURNITURE
AT 220 EAST 42ND STREET


    QTY          CODE      DESCRIPTION
   -----        -----      ------------
                           COMPLETE WORK STATIONS:

     10                    OPEN PLAN WORK STATIONS INCLUDING PANELS, WORK SURFACES,
                           FILES AND PEDESTALS TO REMAIN AS IS (CHAIRS COUNTED
                           SEPARATELY)

                           CHAIRS:
     28           DC       DESK CHAIRS
     15           VC       VISITOR CHAIRS
     22           CC       CONFERENCE CHAIRS
     3            LC       LOUNGE CHAIRS
     1            SO2      2 SEATER SOFA (LOVESEAT)
     8            STC      STACKING CHAIRS (LUNCHROOM)
                           DESKS, TABLE DESKS, RETURNS, ETC.
                  DPO      DOUBLE PEDESTAL DESK:
     2                     80" X 30"
                  SPR      SINGLE PEDESTAL DESK (RIGHT PED):
     1                     72" X 36"
     -                     46" X 30"
                  CZ       CREDENZA:
     3                     90" X 30"
     1                     88" X 20"
     1                     68" X 21"
     1                     NO SIZE
                           TBL TABLE:
     1                     72" X 36"
     20                    72" X 30"
     1                     72" X 27" (FOLDING)
     1                     72" X 23"
     8                     60" X 30"
     1                     60" X 25"
     7                     48" X 25"
     -                     38" DIAM. ROUND

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



     1                     30" X 23"
     5           JOIN      23" X 23" QUARTER ROUND JOINER (USED X/ 60X30 & 48X23
                           TBLS ABOVE)
                  ATN      RETURN:
     11                    48" X 19" (UP TO 6" OR 8" OF THE 48" DIM. SLIDES UNDER TABLE)
                           48" X 30" (W/ ATT. PEDESTAL)
     1                     46" X 24"
     1
     14           PED      MOBILE PEDESTAL NORMALLY BOX/BOX/FILE
                           WALL UNITS:
     6                     10' CONSISTING OF 2 80" X 30" WORK SURFARCES, 2 80"
                           BINDER BINS AND 2 TACK BOARDS ON
                           WALL STANDARDS
     1                     5 ` CONSISTING OF 2 30" BINDER BINS AND 2 TACK BOARDS
                           ON WALL STANDARDS
                           FILES:
     13          2LF30     2 DWR LATERAL 30" W
     1           2LF98     2 DWR LATERAL 38" W (HIGH SWRS FOR COPUTER PRINTOUTS)
     1           2LF42     2 DWR LATERAL 42" W
     9           3LF30     3 DWR LATERAL 30" W
     3           3LF38     3 DWR LATERAL 36" W
     1           4LF36     4 DWR LATERAL 38" W
     11          5LF38     5 DWR LATERAL 36" W
     1           5LF42     5 DWR LATERAL 42" W
     14                    UNITS OF ROLLING FILES (STOR/WAL) IN 2 LOCATIONS
                           MISCELLANEOUS:
                  TBL      TABLE
     1                     120" X 42" CONFERENCE TABLE (RACETRACK)
     1                     96" X 42" CONFERENCE TABLE (RACETRACK)
     1                     32" X 24" SPIDER BASE
     3                     30" X 30" LUNCH ROOM STYLE
     1                     MAIL SORTER 82.8" X 18'" X 27.5"
     4           PNLS      DIVIDER PANLS - 2 42" W PANELS AND 2 12" W PANELS IN
                           THE CONFIGURATION OF 87" LONG
     1           58CSE     BOOKCASE 36" X 12" X 72"
